                                                                                                   Exhibit 2.1

                                           UNITED STATES BANKRUPTCY COURT
                                             MIDDLE DISTRICT OF FLORIDA
                                                   TAMPA DIVISION
In re:

TSLC I, INC., et al.,                                           Case No.:  8:04-bk-24134-MGW
                                                                Chapter 11
                                                                Jointly Administered
                           Debtors.
                                                     /
----------------------------------------------------

                               AMENDED JOINT CHAPTER 11 PLAN OF LIQUIDATION OF DEBTORS

                                                DATED: April 6, 2005

                                                             Respectfully submitted,

                                                             Denise D. Dell-Powell, Esquire
                                                             Florida Bar No.: 0890472
                                                             Erik P. Kimball, Esquire
                                                             Florida Bar No. 0131334
                                                             AKERMAN SENTERFITT
                                                             255 South Orange Avenue
                                                             Post Office Box 231 (32802-0231)
                                                             Orlando, Florida 32801
                                                             Phone: (407) 843-7860
                                                             Facsimile: (407) 843-6610
                                                             Email:   Denise.DellPowell@akerman.com
                                                                      Erik.Kimball@akerman.com

                                                             and

                                                              Michael P. Horan, Esquire
                                                             Florida Bar No.: 0307742
                                                             AKERMAN SENTERFITT
                                                             Wachovia Center, Suite 1500
                                                             P. O. Box 3273
                                                             Tampa, Florida  33601-3273
                                                             Telephone: (813) 223-7333
                                                             Fax: (813) 223-2837
                                                             Email:  Michael.Horan@akerman.com

                                                              ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION

                                                  TABLE OF CONTENTS

                                                                                                                 Page

INTRODUCTION          1

                           d.       Distributions when a Disputed Claim Becomes an Allowed Claim; or when a

                           b.       Dissolution of the Board of Directors and Resignation of Directors and
                                    Officers.....................................................................30
     Section 8.05          Claims Arising Out of Recovered Avoidable Transfers...................................30

ARTICLE IX PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS...........................................................30
     Section 9.01          Objections to Claims and Interests....................................................30
     Section 9.02          Amendments to Claims and Requests for Payment of Administrative Claims; Claims Filed

                                                                        45

                                                                         INTRODUCTION

         This Chapter 11 Plan of Liquidation,  dated March 17, 2005, is proposed by the  Debtors-in-Possession,  TSLC I, Inc., and its Affiliated Entities (the
"Debtors").

         For a discussion of the Debtors'  history,  businesses and  properties,  and for a summary and analysis of the Joint Chapter 11 Plan of Liquidation of
Debtors and  related  matters,  reference  should be made to the Joint  Disclosure  Statement  In Support Of The Joint  Chapter 11 Plan of  Liquidation  by the
Debtors,  dated March 17, 2005,  filed by the Debtors with the Bankruptcy  Court. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

         ALL HOLDERS OF CLAIMS  AGAINST AND INTERESTS IN THE DEBTORS ARE  ENCOURAGED TO READ THE PLAN AND THE  DISCLOSURE  STATEMENT IN THEIR  ENTIRETY  BEFORE
VOTING TO ACCEPT OR REJECT THE PLAN. SUBJECT TO CERTAIN  RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE BANKRUPTCY CODE,  BANKRUPTCY RULE 3019,
AND IN THE PLAN,  THE  DEBTORS  RESERVE  THE RIGHT TO ALTER,  AMEND,  MODIFY,  REVOKE OR  WITHDRAW  THE PLAN,  OR ANY PART  THEREOF,  PRIOR TO ITS  SUBSTANTIAL
CONSUMMATION.

         Except as otherwise  provided,  capitalized  terms herein shall have the meanings set forth in Article I of the Plan,  or if not provided in the Plan, as set forth in the Disclosure Statement.

ARTICLE I.........

                                                           DEFINITIONS, INTERPRETATION AND EXHIBITS

Section 1.01......Definitions.  Unless the context requires  otherwise,  the following terms shall have the following meanings whether presented in the Plan or the Disclosure  Statement with initial capital letters.  Such meanings shall be equally applicable to both the singular and plural forms of such terms,  unless the context requires  otherwise.  Any term used in the Plan that is not defined in the Plan,  either in Article I hereof or elsewhere,  but that is used in the
Bankruptcy  Code or the Bankruptcy  Rules shall have the meaning  assigned to that term in (and shall be construed in accordance with the rules of construction under) the  Bankruptcy  Code or the Bankruptcy  Rules (with the Bankruptcy  Code  controlling  in the case of a conflict or  ambiguity).  Without  limiting the preceding  sentence,  the rules of construction  set forth in section 102 of the Bankruptcy Code shall apply to the Plan,  unless  superseded  herein.  As used herein:

         "Administrative  Claim"  shall mean any Claim for any cost or expense of  administration  (including,  without  limitation,  the fees and  expenses of
Professionals) of the Chapter 11 Cases allowed pursuant to a Final Order under sections 503,  507(a)(1),  or 507(b) of the Bankruptcy Code or arising after the
Petition Date in the ordinary course of the Debtors' businesses,  including,  but not limited to (i) any actual and necessary cost or expense of preserving the
Estates or operating  the  businesses  of the Debtors,  (ii) any payment  made or to be made to cure any default on an  executory  contract or unexpired  lease pursuant to a Final Order in accordance with section 365 of the Bankruptcy  Code,  (iii)  compensation or  reimbursement  of expenses of  Professionals  to the extent  Allowed by the  Bankruptcy  Court under section 330 or section 331 of the  Bankruptcy  Code,  (v) all Allowed Claims that are entitled to be treated as
Administrative  Claims pursuant to a Final Order of the Bankruptcy  Court and (vi) any fee or charge  assessed  against the Estates under section 1930 of Title
28 of the United States Code.

         "Administrative  Claim  Reserve"  shall mean a fund to be  established  by the Debtors on the  Effective  Date,  and  administered  thereafter  by the
Liquidating Trustee, to pay the Allowed Administrative Claims (including Professional Claims).

         "Administrative  Claims Bar Date" shall mean (i) for all  Administrative  Claims  that arose  prior to February 8, 2005,  the date set by order of the
Bankruptcy  Court as the last day for Filing  all  requests  for  payment of  Administrative  Claims was  February  8, 2005,  except  Administrative  Claims of
Professionals;  or (ii) for all  Administrative  Claims that arise on or after February 8, 2005, the date set by the Bankruptcy  Court in the Order  Scheduling
Hearing on Disclosure Statement,  Establishing Disclosure Statement Hearing Procedures,  Setting Time to File Fee Applications, and Establishing Administrative
Claims Bar Date entered on March 23, 2005 or in the order approving the Disclosure Statement.

         "Affiliated Entities" shall mean TSLC II, LLC, TSLC III, Inc., TSLC IV, Inc., TSLC V, Inc., TSLC VI, Inc. and TSLC VII, Inc.

         "Allowed"  shall mean,  with respect to a Claim,  the extent to which a Claim is (a) not objected to within the period fixed by the  Bankruptcy  Code, the Bankruptcy Rules or Orders of the Bankruptcy Court, or otherwise allowed by a Final Order,  including,  without limitation,  the Confirmation Order and (b)
(i) scheduled by the Debtors  pursuant to the Bankruptcy  Code and the Bankruptcy  Rules in a liquidated  amount and not listed as contingent,  unliquidated or disputed,  (ii) timely Filed with the Bankruptcy Court pursuant to the Bankruptcy  Code, the Bankruptcy Rules or any applicable  Orders of the Bankruptcy Court
(x) as to which no objection to allowance has been  interposed  prior to the deadline by which such  objections  must be Filed in  accordance  with the Plan or such other applicable  period of limitation  fixed by the Bankruptcy  Code,  Bankruptcy Rules or the Bankruptcy Court and as to which such deadline has expired or (y) as to which an objection  has been Filed and not withdrawn or settled and such  objection  has been  determined by a Final Order (but only to the extent such Claim has been Allowed),  or (iii)  late-Filed and Allowed by a Final Order after notice and a hearing.  Unless  otherwise  specified  herein,  in section
506(b) of the Bankruptcy Code or by Order of the Bankruptcy Court,  "Allowed Claim," shall not, for the purposes of Distributions  under the Plan,  include (x)
for  Prepetition  Claims,  interest on such Claims  accruing from or after the Petition Date, (y) punitive or exemplary  damages,  or (z) any fine,  penalty or forfeiture.

         "Asset Purchase  Agreement" shall mean that Agreement dated December 16,  2004 between the Debtors and PEI, and all related  agreements  including but not limited to the Escrow  Agreement,  as modified by the Order  Granting  Motion to Authorize  Sale  Procedures,  Fix Date for Final Hearing on Sale,  Approve
Notice and Approve Break-up Fee,  Expense  Reimbursement  and Bidding  Procedures  (Docket No. 137), all amendments to the foregoing,  any waivers and consents thereunder, and of each of the agreements executed in connection therewith.

         "Available Cash" shall mean all Cash held by the Liquidating Trust, less the Expense Reserve Fund, the  Administrative  Claim Reserve and the Disputed
Claims Reserve Account.

         "Ballot" shall mean one or more forms of Bankruptcy  Court-approved  ballot accompanying the approved  Disclosure  Statement upon which the Holders of
Impaired Claims entitled to vote on the Plan shall indicate their acceptance or rejection of the Plan in accordance with the instructions regarding voting.

         "Bankruptcy  Code" shall mean the  Bankruptcy  Reform Act of 1978,  as codified in Title 11 of the United States Code,  11 U.S.C.ss.ss.101-1330,  as in
effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Chapter 11 Cases.

         "Bankruptcy  Court" shall mean the United  States  Bankruptcy  Court for the Middle  District of Florida,  Tampa  Division or, if such court ceases to exercise jurisdiction over the Chapter 11 Cases, the Bankruptcy Court or adjunct thereof that exercises jurisdiction over the Chapter 11 Cases.

         "Bankruptcy  Rules" shall mean (i) the Federal Rules of Bankruptcy  Procedure and the Official  Bankruptcy  Forms,  as amended and  promulgated  under section 2075 of Title 28 of the United States Code, (ii) the applicable  Federal Rules of Civil  Procedure,  as amended and  promulgated  under section 2072 of
Title 28 of the United  States Code,  (iii) the  applicable  Local Rules of Civil  Practice and Procedure of the United  States  District  Court for the Middle
District of Florida,  (iv) the applicable Local Rules for the United States  Bankruptcy  Court for the Middle District of Florida,  and (v) any standing orders governing  practice and procedure  issued by the  Bankruptcy  Court,  each as in effect on the Petition Date,  together with all  amendments and  modifications thereto that were subsequently made applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

         "Bar Date"  shall mean  January 31,  2005,  the date set by Order of the  Bankruptcy  Court as the last day for  Filing a Proof of Claim  against  the
Debtors in the Chapter 11 Cases (Docket No. 67).

         "Beneficial Holder" shall mean the Person holding a beneficial interest in a Claim or Interest.

         "Beneficial  Interests"  shall mean the beneficial  interests in the  Liquidating  Trust  distributed in accordance with this Plan and the Liquidating
Trust Agreement to Holders of Allowed Unsecured Claims on account of their Allowed Unsecured Claim,  representing the right to receive  Distributions  pursuant to the Liquidating Trust Agreement.

         "Bond  Claim(s)"  shall  mean any and all  Claims  against  the  Debtors  arising  under  the  Indenture  or the  Bonds  in the  aggregate  amount  of
$105,530,555.55.

         "Bonds" shall mean those certain notes designated "11% Senior Subordinated Notes due 2008" issued by Tropical  Sportswear Int'l Corporation,  pursuant to the terms of and under the Indenture.

         "Business  Day" shall mean any day which is not a Saturday,  a Sunday,  a "legal  holiday" as defined in Bankruptcy  Rule  9006(a),  or a day on which banking institutions in the State of Florida are authorized or obligated by law, executive order or governmental decree to be closed.

         "Cash" shall mean money,  currency and coins,  negotiable  checks,  and Cash  equivalents,  including,  but not limited to bank deposits,  immediately available or cleared checks, drafts, wire transfers, and other similar forms of payment of the Debtors as of the Effective Date.

         "Cash Collateral" shall mean any Cash on which the DIP Lender has a Lien.

         "Causes of Action"  shall mean any and all claims,  rights and causes of action that could have been  brought by or on behalf of any of the Debtors or the Estates arising before, on or after the Petition Date, known or unknown,  direct or indirect,  reduced or not reduced to judgment,  disputed or undisputed, suspected or unsuspected,  in contract or in tort, at law or in equity or under any theory of law,  including,  but not limited to (i) those referred to in the
Disclosure  Statement,  (ii) any and all claims,  rights and causes of action the Debtors or the Estates may have against any Person arising under chapter 5 of the Bankruptcy Code, or any similar provision of state law or any other law, rule,  regulation,  decree, order, statute or otherwise,  including claims against the potential  defendants  identified in the Plan Exhibits,  (iii) derivative claims, (iv) any and all rights of setoff or recoupment,  (v) claims on contracts and (vi) claims for breaches of duty imposed by law,  provided,  however,  that, to the extent that any Cause of Action is asserted  against any officer of the
Debtors  (including  any officer who was also a director,  acting in either  capacity),  who was employed or appointed as of the Petition  Date,  such Cause of
Action shall be limited, in amount and recovery, to any insurance proceeds available for payment thereof.

         "CIT, as Agent" shall mean the CIT Group/Commercial Services, Inc., as Agent under the DIP Facility.

         "Chapter 11 Cases" shall mean the jointly administered  bankruptcy cases of TSLC I, Inc. and the Affiliated Entities,  each of which is pending before the  United  States  Bankruptcy  Court for the  Middle  District  of  Florida,  Tampa  Division,  pursuant  to Chapter  11 of the  Bankruptcy  Code,  Case Nos.
8:04-bk-24134-MGW, 8:04-bk-24138-MGW, 8:04-bk-24141-MGW, 8:04-bk-24142-MGW, 8:04-bk-24147-MGW and 8:04-bk-24148-MGW.

         "Charging  Lien" shall mean any Lien or other  priority in payment to which the  Indenture  Trustee is entitled,  pursuant to the  Indenture,  against distributions to be made to Holders of Bond Claims for payment of any Indenture Trustee Fees.

         "Claim" shall have the same meaning as set forth in section 101(5) of the Bankruptcy Code.

         "Claim  Objection  Deadline"  shall mean,  unless  extended by the Bankruptcy  Court,  the date to be set by order of the Bankruptcy  Court for filing objections to claims.

         "Class" shall mean each class, subclass or category of Claims or Interests as classified in the Plan.

         "Closing Date" shall mean February 26, 2005, the effective date of the sale of the Debtors' assets to PEI pursuant to the Asset Purchase Agreement.

         "Committee"  shall mean the  Official  Committee  of  Unsecured  Creditors  appointed  in the Chapter 11 Case by the UST on  January 4,  2005,  as the
membership of such committee was reconstituted on February 1, 2005.

         "Company" shall mean the Debtors.

         "Confirmation" shall mean the process leading to and including entry by the Bankruptcy Court of the Confirmation Order.

         "Confirmation  Date" shall mean the date on which the clerk of the  Bankruptcy  Court enters the  Confirmation  Order on the docket of the  Bankruptcy
Court with respect to the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

         "Confirmation  Hearing" shall mean the hearing held before the  Bankruptcy  Court to consider  Confirmation  of the Plan pursuant to sections 1128 and
1129 of the Bankruptcy Code.

         "Confirmation Order" shall mean the order entered by the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         "Convenience  Claim" shall mean any Class 3 Claim that is (i) Allowed in an amount equal to or less than two thousand  ($2,000)  dollars the Holder of which makes an irrevocable  written election on a properly delivered Ballot to be treated solely for distribution  purposes as set forth in section 3.08 of the
Plan or (ii) Allowed in an amount greater than two thousand  ($2,000) dollars but which is reduced to two thousand  ($2,000) dollars by an irrevocable  written election of the Holder of such Claim made on a properly  delivered  Ballot to be treated solely for  distribution  purposes as set forth in section 3.08 of the
Plan;  provided,  however,  that any Allowed Unsecured Claim that was originally  Allowed in excess of two thousand ($2,000) dollars may not be subdivided into multiple Allowed Unsecured Claims of two thousand ($2,000) dollars or less for purposes of receiving treatment as a Convenience Claim.

         "Creditor" shall have the same meaning as set forth in section 101(1) of the Bankruptcy Code.

         "Customs  Bond" shall mean that certain bond in the amount of  approximately  $5.3  million,  issued by the Customs Bond Agent,  payable to the United
States Customs Service for claims of the United States Customs Service arising from import of goods by the Debtors.

         "Customs Bond Agent" shall mean  Westchester  Fire  Insurance  Company,  a New York  corporation,  as Agent,  for itself,  Insurance  Company of North
America, Pacific Employers Insurance Company, Indemnity Insurance Company of North America and their affiliated property and casualty companies.

         "Debtors" shall have the meaning ascribed in the Introduction herein.

         "DIP  Facility"  shall mean the  postpetition  credit  facility,  dated  December 16,  2004,  provided  for under the  Postpetition  Loan and Security
Agreement, as amended from time to time, entered into with CIT, as Agent as modified by the DIP Financing Order.

         "DIP Financing Obligations" shall mean all of the Debtors' obligations to CIT, as Agent under the DIP Facility and the DIP Financing Order.

         "DIP Financing Order" shall mean that certain Final Order (i) Authorizing the Debtors to Obtain Postpetition  Financing From the CIT  Group/Commercial
Services,  Inc., as Agent and Lender,  pursuant to Section 364 of the Bankruptcy Code, (ii) Granting Liens and  Superpriority  Claims,  (iii) Granting Adequate
Protection to  Prepetition  Secured  Lenders,  (iv)  Authorizing  Use of Cash  Collateral  Pursuant to Section 363 of the  Bankruptcy  Code,  and Modifying the
Automatic Stay, entered by the Bankruptcy Court on January 13, 2005 (Docket No. 117).

         "DIP Lender" shall mean CIT, as Agent.

         "Disallowed"  shall mean,  with respect to any Claim or Interest or portion  thereof,  any Claim against or Interest in the Debtors which (i) has been disallowed,  in whole or part, by a Final Order of the Bankruptcy Court,  (ii) has been withdrawn by agreement of the Debtors and the Holder thereof,  in whole or in part,  (iii) has been  withdrawn,  in whole or in part,  by the Holder  thereof,  (iv) is listed in the  Schedules as zero or as Disputed,  contingent or unliquidated and in respect of which a Proof of Claim or a Proof of Interest,  as applicable,  has not been timely Filed or deemed timely Filed pursuant to the
Bankruptcy Code or any Final Order of the Bankruptcy Court or other applicable bankruptcy law, (v) has been reclassified,  expunged,  subordinated or estimated to the extent that such  reclassification,  expungement,  subordination  or estimation  results in a reduction in the Filed or scheduled amount of any Claim or
Interest,  or (vi) is  evidenced  by a Proof of Claim or a Proof of  Interest  which has been  Filed,  or which has been  deemed  to be Filed  pursuant  to the
Bankruptcy  Code or Bankruptcy  Rules or order of the Bankruptcy  Court or which is required to be Filed by order of the Bankruptcy  Court but as to which such
Proof of Claim or Proof of Interest was not timely or properly  Filed.  In each case a  Disallowed  Claim or a Disallowed  Interest is  disallowed  only to the extent of disallowance, withdrawal, reclassification, expungement, subordination or estimation.

         "Disclosure  Statement" shall mean the Joint  Disclosure  Statement In Support Of The Plan dated March 17, 2005,  including all exhibits,  appendices, schedules and annexes attached  thereto,  as submitted by the Debtors pursuant to section 1125 of the Bankruptcy Code and approved by the Bankruptcy  Court, as such Disclosure  Statement may be altered,  amended,  supplemented or modified from time to time, prepared and distributed in accordance with sections 1125 and
1126 of the Bankruptcy Code and Bankruptcy Rule 3018.

         "Disputed"  shall mean with respect to a Claim or Interest,  any Claim or Interest  that has not been Allowed by a Final Order as to which (a) a Proof of Claim or Interest  has been Filed with the  Bankruptcy  Court,  or is deemed  Filed  pursuant to the  Bankruptcy  Code or  Bankruptcy  Rules or order of the
Bankruptcy  Court,  and (b) an  objection  to such Claim or  Interest  has been or may be timely  Filed or deemed  Filed  pursuant  to the  Bankruptcy  Code or
Bankruptcy  Rules by the Debtors or any other party in interest and any such  objection has not been (i)  withdrawn,  (ii) overruled or denied by a Final Order or (iii)  sustained by a Final Order.  For purposes of the Plan, a Claim or Interest  that has not been Allowed by a Final Order shall be considered a Disputed
Claim or Interest,  whether or not an objection has been or may be timely Filed,  to the extent (A) the amount of the Claim or Interest  specified in the Proof of Claim or Interest  exceeds the amount of any  corresponding  Claim or Interest  listed in the  Schedules,  (B) the  classification  of the Claim or Interest specified  in the Proof of Claim or  Interest  differs  from the  classification  of any  corresponding  Claim or  Interest  listed in the  Schedules,  (C) any corresponding  Claim or Interest has been listed in the Schedules as zero or as Disputed,  contingent or unliquidated,  (D) no corresponding  Claim or Interest has been listed in the Schedules or (E) such Claim or Interest is reflected as zero or as  unliquidated  or contingent in the Proof of Claim or Interest  Filed in respect thereof.

         "Disputed  Claims Reserve  Account" shall mean the segregated  account(s)  established by the  Liquidating  Trustee for the payment of Disputed Claims that become Allowed  Claims after the Effective  Date, and which shall hold Cash and/or other  consideration  as applicable,  for the benefit of the Holders of
Disputed Claims.

         "Distribution"  shall mean the distribution or distributions in accordance with the Plan or the Liquidating  Trust Agreement of any Cash,  Property or
other consideration.

         "Distribution Date" shall mean the date or dates on which a Distribution is made,  including,  without  limitation,  any Distribution made under or in accordance with the Plan and/or the Liquidating Trust Agreement.

         "Effective  Date" shall mean the  Business Day that is no more than thirty (30)  calendar  days  following  the date on which the  Confirmation  Order becomes a Final Order;  provided,  however,  that the Debtors,  with the consent of the Committee,  may waive the requirement that the Confirmation  Order have become a Final Order and cause the Effective Date to occur as soon as reasonably practicable after entry of the Confirmation Order.

         "Effective Date Payments" has the meaning set forth in Section 4.01 of the Plan.

         "Escrow Agreement" shall mean that certain agreement among the Debtors, PEI and Colonial Bank, N.A. dated as of December 16, 2004.

         "Estates"  shall  mean,  individually,  as to each of the  Debtors,  the estate of such  Debtor in its  Chapter 11 Case  created by section 541 of the
Bankruptcy Code upon the  commencement of such Chapter 11 Case and  collectively,  the estates of all Debtors in the Chapter 11 Cases created by section 541 of the Bankruptcy Code.

         "Exhibit" shall mean an exhibit to either the Plan or the Disclosure Statement.

         "Exhibit  Filing  Date"  shall mean the last date by which  forms of the  Exhibits  to the Plan or the  Disclosure  Statement  shall be Filed with the
Bankruptcy Court, which date shall be not later than five (5) days prior to the date of the Confirmation Hearing.

         "Expense  Reserve Fund" shall mean a reserve to be  established  by the Debtors on the Effective Date in the amount of $1,000,000 to fund the expenses of the Liquidating Trust, and to be utilized by the Liquidating Trustee to effectuate the liquidation of the remaining Property hereunder,  including,  without limitation,  to pay for costs of administering the Liquidating Trust, including payments to its professionals,  as well as to fund any necessary or appropriate litigation  against third parties,  in accordance with the Plan and/or the Liquidating  Trust Agreement.  The Expense Reserve Fund may be replenished from time to time by the Liquidating Trustee as set forth in the Liquidating Trust Agreement.

         "File" or "Filed" shall mean file or filed with the Bankruptcy Court in the Chapter 11 Cases.

         "Final Decree" shall mean the final decree  entered by the Bankruptcy  Court after the Effective Date and pursuant to section 350(a) of the Bankruptcy
Code and Bankruptcy Rule 3022.

         "Final  Order"  shall mean an Order,  ruling or other  decree as to which the time to appeal,  petition  for  certiorari,  or move for  reargument  or rehearing has expired and as to which no appeal,  petition for  certiorari,  or other  proceedings  for reargument or rehearing  shall then be pending or as to which any right to appeal, petition for certiorari,  move for reargument,  or rehearing shall have been waived in writing or, in the event that an appeal, writ of certiorari,  or reargument or rehearing thereof has been sought,  such order shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied,  or from which  reargument or rehearing was sought,  and the time to take any further appeal,  petition for certiorari or motion for reargument or rehearing shall have expired.

         "Fiscal Year" shall mean the fiscal year of the Debtors for the period ending the Saturday closest to September 30th  of each year.

         "Holder" shall mean the legal or Beneficial  Holder of a Claim or Interest (and,  when used in conjunction  with a Class or type of Claim or Interest, means a Holder of a Claim or Interest in such Class or of such type).

         "Impaired" shall mean any Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

         "Indenture"  shall mean that certain  Indenture,  dated as of June 24, 1998, by and among TSLC I, Inc.  (formerly known as Tropical  Sportswear  Int'l
Corporation),  as Issuer,  certain of the Affiliated Debtors (formerly known as Tropical  Sportswear  Company,  Inc., Apparel Network  Corporation,  and Savane
International Corp.), as Subsidiary  Guarantors,  and the Indenture Trustee,  relating to the Bonds, as the same has been amended and supplemented from time to time.

         "Indenture Trustee" shall mean SunTrust Bank, as indenture trustee for the Bonds.

         "Indenture Trustee Fees" shall mean the reasonable fees and expenses,  including,  without limitation,  reasonable  attorneys' fees and disbursements, incurred by the Indenture Trustee, whether prior to or after the Effective Date.

         "Intercompany Claims" shall mean any Claims between and among the Debtors.

         "Interests"  shall mean any and all  Interests or ownership  interests in the Debtors and issued by the Debtors (or their  predecessors)  prior to the
Petition Date whether or not certificated, transferable, voting or denominated "stock" or a similar security.

         "KERP" shall mean the Debtors' Key Employee  Retention  Program,  as modified and  authorized by an order of the Bankruptcy  Court,  dated January 21,
2005 (Docket No. 143).

         "Liens"  shall mean,  with  respect to any asset or Property  (or the rents,  revenues,  income,  profits or proceeds  therefrom),  and in each of the
Chapter 11 Cases,  whether the same is consensual  or  nonconsensual  or arises by contract,  operation of law,  legal  process or  otherwise:  (a) any and all mortgages, liens, pledges,  attachments,  charges, leases evidencing a capitalizable lease obligation,  conditional sale or other title retention agreement, or other  security  interest or  encumbrance  or other legally  cognizable  security  devices of any kind in respect of any asset or Property,  or upon the rents, revenues,  income,  profits or proceeds  therefrom;  or (b) any  arrangement,  express or implied,  under which any  Property is  transferred,  sequestered  or otherwise  identified for the purpose of subjecting or making  available the same for the payment of debt or performance of any other obligation in priority to the payment to Holders of Unsecured Claims.

         "Liquidating  Trust" shall mean the  liquidating  trust to be created on the Effective Date, in accordance with Article IV of the Plan and governed by the Plan and the Liquidating Trust Agreement.

         "Liquidating  Trust Agreement" shall mean the agreement to be dated as of the Effective Date  establishing and delineating the terms and conditions of the Liquidating Trust, substantially in the form contained in the Plan Supplement.

         "Liquidating Trust  Beneficiaries"  shall mean the Holders of Class 3 Claims receiving  Beneficial  Interests in the Liquidating Trust pursuant to the
Plan.

         "Liquidating  Trust  Committee"  shall mean those  individuals  appointed in  accordance  with the  Liquidating  Trust  Agreement  with the powers and responsibilities set forth in the Liquidating Trust Agreement.

         "Liquidating Trustee" shall mean Mark Stickel of Wind Down  Associates/Bridge  Associates LLC, as liquidating trustee under and in accordance with the
Liquidating Trust Agreement to administer the Liquidating Trust, and its duly appointed  successors.  As part of its duties,  powers and  responsibilities  set forth herein and in the Liquidating  Trust Agreement,  the Liquidating  Trustee,  consistent with the purposes of the Liquidating Trust and subject only to the limitations of the Liquidating  Trust Agreement,  shall be deemed to be and shall have all the duties,  powers,  and rights of a trustee under sections 704 and
1106 of the Bankruptcy Code, including,  without limitation,  commencing,  prosecuting or settling Causes of Action, enforcing contracts, and asserting claims, defenses,  offsets and privileges,  and shall be deemed to be a  representative  of each Debtor's Estate in accordance with and for purposes of section 1123 of the Bankruptcy Code, in addition,  a representation  of the Holders of Unsecured  Claims,  as a class, with respect to any claims and causes of action that the
Holders of Unsecured Claims have as of the Petition Date against the officers and directors of the Debtors,  without  prejudice to the rights of the individual
Holders to pursue those claims as causes of action on their own behalf.

         "Order"  shall mean an order or judgment of the  Bankruptcy  Court as entered on the docket in the Chapter 11 Cases as  maintained by the clerk of the
Bankruptcy Court.

         "PBGC Claim" shall mean any Claim of the Pension Benefit Guaranty Corporation against any of the Debtors.

         "PEI" shall mean Perry Ellis International, Inc.

         "Person" shall mean an individual,  corporation,  partnership, joint venture, trust, estate, unincorporated organization, as defined in section 101 of the Bankruptcy Code.

         "Petition  Date" shall mean  December 16,  2004,  the date upon which the chapter 11 petitions  of each of the Debtors were Filed with the  Bankruptcy
Court.

         "Plan" shall mean this Joint Chapter 11 Plan of  Liquidation,  dated March 17, 2005, the Plan Supplement and all exhibits,  appendices,  schedules and annexes, if any, attached thereto, as such may be altered, amended, supplemented or modified from time to time.

         "Plan  Documents"  means the documents to be executed,  delivered,  assumed and/or  performed in conjunction  with the consummation of the Plan on the
Effective Date, including, but not limited to, the Liquidating Trust Agreement.

         "Plan  Supplement"  shall mean a supplement  appendix to the Plan that will contain the draft form of the Plan  Documents to be entered into as of the
Effective Date, to be Filed on or before the Exhibit Filing Date.

         "Plan Proponent" shall mean the Debtors.

         "Post-Confirmation Payments" shall mean those payments to Holders of Allowed Claims after the Confirmation of the Plan.

         "Postpetition Claim" shall mean any Claim arising on or after December 16, 2004.

         "Priority Claims" shall mean Priority Tax Claims and Priority Non-Tax Claims.

         "Priority Tax Claim" shall mean any and all Claims given priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

         "Priority  Non-Tax  Claim" shall mean any and all Claims given priority in payment  pursuant to section 507 of the Bankruptcy  Code, but not including
Priority Tax Claims, Administrative Claims and Claims under section 507(a)(2) of the Bankruptcy Code.

         "Professionals"  shall mean any  professional  employed in the  Chapter 11 Cases  pursuant to  sections  327 or 1103 of the  Bankruptcy  Code or to be compensated pursuant to sections 327, 328, 330, 331, 503(b)(2), (3), (4) or 1103 of the Bankruptcy Code.

         "Professional  Claims" shall mean any Claim for compensation  and/or  reimbursement of expenses by a Professional  pursuant to sections 327, 328, 330,
331 or 503(b) of the Bankruptcy Code relating to services rendered on and after the Petition Date and prior to and including the Effective Date.

         "Proof of Claim" shall mean any proof of Claim Filed with the Bankruptcy Court with respect to the Debtors pursuant to Bankruptcy Rules 3001 or 3002.

         "Proof of Interest" shall mean any proof of Interest Filed with the Bankruptcy Court with respect to the Debtors pursuant to Bankruptcy Rule 3002.

         "Property" shall mean all assets or property of the Debtors' Estates of any nature  whatsoever,  real or personal,  tangible or intangible,  including contract rights (including,  without limitation, rights arising under the Asset Purchase Agreement),  accounts and Causes of Action, previously or now owned by the Debtors, or acquired by the Debtors' Estates, as defined in section 541 of the Bankruptcy Code.

         "Pro Rata" or "Pro Rata Share" shall mean, with respect to  distribution  to the Holders of the Allowed  Class 3 Claims under the Plan,  proportionate sharing  pursuant to which the ratio of the amount  distributed  on account of each Allowed  Claim to the amount of such Allowed Claim is the same as the ratio of the total amount distributed to such Class to the total amount of all Allowed Claims and Disputed Claims in such Class.

         "Purchased Assets" shall have the same meaning as set forth in the Asset Purchase Agreement.

         "Purchaser" shall mean PEI.

         "Record Date" shall have the meaning assigned to it in section 6.13 of the Plan.

         "Sale Order" shall mean that certain Order and Findings of Fact and Conclusions of Law  Authorizing  and Approving  Motion of the Debtors for an Order
Authorizing  the Sale of Assets and  Assumption  and  Assignment  of Executory  Contracts and Leases to Perry Ellis  International,  Inc. Free and Clear of All
Liens, Claims, Encumbrances and Interests, entered by the Bankruptcy Court on February 10, 2005 (Docket No. 235).

         "Schedules"  shall mean the  Schedules,  Statements  and Lists Filed by the  Debtors,  with the  Bankruptcy  Court  pursuant to section  521(1) of the
Bankruptcy  Code and Bankruptcy  Rule 1007, as they have been or may be amended or  supplemented  from time to time in accordance  with Bankruptcy Rule 1009 or
Orders of the Bankruptcy Court.

         "Secured Claim" shall mean any Claim  (including,  as applicable,  any unpaid interest on such Claim,  and any reasonable  attorneys'  fees,  costs or charges  provided  for under the  agreement  under  which such Claim  arose)  that is (a)  secured  in whole or part by a Lien  which is valid,  perfected  and enforceable  under  applicable law on Property in which the Estates have an interest and is not subject to avoidance  under the  Bankruptcy  Code or applicable non-bankruptcy  law, or (b) subject to setoff under section 553 of the Bankruptcy  Code,  but, with respect to both case (a) and (b), only to the extent of the value of the Holder's  interest in the Estates'  interest in the assets or Property  securing any such Claim or the amount  subject to setoff,  as the case may be, including, without limitation, the DIP Financing Obligations.

         "Securities Litigation Claim" shall mean any Claim against any Debtor,  whether or not the subject of an existing lawsuit,  arising from rescission of a purchase or sale of any  securities  of any of the Debtors  and/or any  affiliate of such Debtor,  for damages  arising from the purchase or sale of any such security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of any such Claim.

         "Solicitation"  shall mean the solicitation by the Debtors that includes the Disclosure  Statement and related materials and, where  appropriate,  the
Ballots.

         "Subordinated  Claim" shall mean any Claim against or Interest in any of the Debtors  subject to  subordination  rights either  contractual,  legal or equitable, pursuant to section 510 of the Bankruptcy Code, including, but not limited to, Securities Litigation Claims.

         "Tax" shall mean any tax, charge, fee, levy, impost or other assessment by any federal,  state, local or foreign  governmental  authority,  including, without limitation,  income, excise, property,  sales, transfer,  employment,  payroll,  franchise,  profits, license, use, ad valorem,  estimated,  severance, stamp,  occupation  and  withholding  tax,  together with any interest,  penalties,  fines or additions  attributable  to, imposed on, or collected by any such federal, state, local or foreign governmental authority.

         "TSLC I" shall mean TSLC I, Inc., formerly known as Tropical Sportswear Int'l Corporation, Inc., a Florida Corporation.

         "Treasury Regulation" means those regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended.

         "Trust Asset" shall mean any and all of the Debtors' and their  Estates'  right,  title and interest in all Property  which will be transferred on the
Effective Date to the Liquidating  Trust pursuant to the Plan and the Liquidating  Trust Agreement,  including,  without  limitation,  Cash,  Causes of Action, rights of setoff and recoupment and any other remaining Property of the Debtors and their Estates.

         "Unclaimed  Property"  shall mean any  distribution of Cash or any other Property made to the Holder of an Allowed Claim pursuant to the Plan that (a)
is returned to the Debtors or Liquidating  Trustee as undeliverable and no appropriate  forwarding address is received within the later of (i) three (3) months after the  Effective  Date and (ii) three (3) months  after  distribution  is made to such  Holder or (b) in the case of a  distribution  made in the form of a check, is not negotiated and no request for reissuance is made as provided for in Section 6.05 of the Plan.

         "Unimpaired" shall mean any Claim or Interest that is not Impaired within the meaning of section 1124 of the Bankruptcy Code.

         "United  States  Trustee" or "UST" shall mean the United States  Trustee  appointed  under section  581(a)(3) of title 28 of the United States Code to serve in the Chapter 11 Cases.

         "Unsecured  Claim" shall mean any Claim arising or deemed to arise prior to the Petition Date (but not an  Administrative  Claim,  Priority Tax Claim,
Secured Claim,  Priority Non-Tax Claim or Subordinated  Claim),  including,  but not limited to the Bond Claims,  Claims for goods or services  provided to the
Debtors prior to the Petition Date, the PBGC Claim,  any claim arising from the rejection of an executory  contract or unexpired lease under section 365 of the
Bankruptcy Code, and any deficiency Claim.

         "Unsecured  Claim  Distribution  Fund" shall mean all Cash of the Debtors,  as of the Effective Date,  excluding (i) amounts  necessary to satisfy the
Allowed  Administrative  Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Allowed Secured Claims; (ii) the Disputed Claim Reserve Account;
(iii) the Expense Reserve Fund; and (iv) the Administrative Claim Reserve.

         "U.S. Trustee's Fee Claims" shall mean any fees assessed against the Debtors' Estates pursuant to 28 U.S.C.ss.1930(x)(6).

         "Voting  Termination  Date" shall mean the date and time fixed by the Bankruptcy Court by which Ballots must have been Filed to be counted,  or as may be otherwise extended by the Debtors, with the consent of the Committee.

Section 1.02......Rules of  Interpretation.  Whenever  from the context it appears  appropriate,  each term stated in either the  singular or the plural  shall include the singular and the plural,  and pronouns  stated in the masculine,  feminine or neuter gender shall include the  masculine,  feminine and the neuter.
Except as expressly stated or shown, the words "herein,"  "hereof,"  "hereto,"  "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular  paragraph,  subparagraph,  or clause  contained in the Plan. The words  "includes"  and  "including"  are not limiting and mean that the things  specifically  identified are set forth for purposes of illustration,  clarity or specificity and do not in any respect  qualify,  characterize or limit the  generality of the class within which such things are included.  The captions and headings in the Plan are for  convenience of reference only and shall not limit or otherwise affect the provisions hereof.

Section 1.03......Exhibits.  All  Exhibits  to the  Disclosure  Statement  are  incorporated  into and  each one is a part of the Plan as if set  forth in full herein, regardless of when Filed.

ARTICLE II........

                                                            CLASSIFICATION OF CLAIMS AND INTERESTS

Section 2.01......Generally.  Pursuant to section 1122 of the  Bankruptcy  Code,  set forth below is a  designation  of Classes of Claims and  Interests in the
Chapter 11 Cases. A Claim or an Interest is classified in a particular  Class only to the extent that the Claim or Interest  qualifies  within the  description of the Class and is classified in a different Class to the extent the Claim or Interest  qualifies  within the description of that different  Class. A Claim or
Interest is placed in a particular Class for the purpose of receiving  distributions  pursuant to the Plan only to the extent that such Claim or Interest is an
Allowed  Claim or an Allowed  Interest  in that Class and such Claim or Interest  has not been paid,  released,  settled or  otherwise  satisfied  prior to the
Effective Date.

Section 2.02......Unclassified  Claims.  In accordance with section  1123(a)(1) of the Bankruptcy Code,  Administrative  Claims and Priority Tax Claims are not
classified and are excluded from the Classes designated in this Article II of the Plan. The treatment afforded Allowed  Administrative  Claims and Priority Tax
Claims is set forth in Article III of the Plan.

Section 2.03......Unimpaired  Classes.  The Plan classifies the following  Unimpaired  Claims.  Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of a Claim in the  following  Classes is  conclusively  presumed to have  accepted the Plan in respect of such Claims.  Accordingly,  Holders of Claims in such
Classes are not entitled to vote to accept or reject the Plan and the votes of such Holders are not being  solicited in connection  with the Plan.  Such Claims against the Debtors are classified as follows:

a.       Class 1 Claims, which shall consist of all Priority Non-Tax Claims ("Class 1 Claims" or "Priority Non-Tax Claims"); and

b.       Class 2.1 Claims,  which shall  consist of the Secured,  superpriority  Claims of CIT, as Agent under the DIP Facility to the extent not paid prior to the Effective Date ("Class 2.1 Claims" or "Class 2 Secured Claims"); and

c.       Class 2.2 Claims,  which  shall  consist of the claims of the Customs  Bond Agent under the Customs  Bond and which  claims are secured by Cash of the
                  Debtors, held by the Customs Bond Agent, in the amount of $5,300,000.00 (the "Class 2.2 Claims").

Section 2.04......Impaired  Classes Entitled to Vote. For the purpose of voting and all Confirmation  matters,  the Plan classifies  certain Claims as Impaired
Claims. Such Claims against the Debtors are classified as follows:

a.       Class 3 Claims, which shall consist of all Unsecured Claims ("Class 3 Claims" or "Unsecured Claims").

Section 2.05......Impaired  Classes Not  Entitled to Vote.  The Holders of the Class 4  Subordinated  Claims  (described  in section  3.09 of the Plan) and the
Class 5  Interests  (described  in  section  3.10 of the Plan)  will  neither  receive  nor retain  any  property  under the Plan on  account of their  Class 4
Subordinated Claims and Class 5 Interests, and thus are deemed to have rejected the Plan and will not be entitled to vote to accept or reject the Plan.

ARTICLE III.......

                                                            PROVISIONS FOR TREATMENT OF CLASSES OF
                                                                     CLAIMS AND INTERESTS

Section 3.01......Satisfaction  of Claims and  Interests.  The  treatment  of and  consideration  to be received  by the  Holders of Allowed  Claims or Allowed
Interests  pursuant to this Article III and the Plan shall be in full  satisfaction,  settlement,  release,  extinguishment  and discharge of their  respective
Claims against or Interests in the Debtors' Estates, except as otherwise provided in the Plan or the Confirmation Order.

                                                                      TREATMENT OF CLAIMS

Section 3.02......Administrative  Claims.   Administrative  Claims  are  Unimpaired.   Unless  otherwise  provided  for  herein,  each  Holder  of  an  Allowed
Administrative  Claim shall  receive,  at the option of the Debtors or the  Liquidating  Trustee,  either:  (a) Cash payment,  in an amount equal to the unpaid amount of the Allowed  Administrative Claim, on or as soon as reasonably  practicable after the later of (i) the Effective Date, (ii) the date that is ten (10)
Business Days following the date on which such  Administrative  Claim becomes Allowed,  after entry of a Final Order, and (iii) a date agreed to by the Debtors or the Liquidating  Trustee and the Holder of such  Administrative  Claim; or (b) such other treatment on such other terms and conditions as may be agreed upon in  writing  by the Holder of such Claim and,  if prior to the  Effective  Date,  the  Debtors  and the  Committee,  or if on or after the  Effective  Date the
Liquidating Trustee, or as the Bankruptcy Court has ordered or may order;  provided,  however, that Allowed Administrative Claims representing (a) liabilities, accounts  payable or other Claims,  liabilities  or  obligations  incurred in the ordinary  course of business of the Debtors  consistent  with past  practices subsequent to the Petition Date, and (b) contractual  liabilities  arising under unsecured loans,  credit  arrangements or for product or services  advanced to the Debtors,  whether or not incurred in the ordinary  course of business of the Debtors  subsequent  to the Petition  Date,  shall be paid or performed by the
Debtors or, if after the Effective Date, by the Liquidation Trustee, in accordance with the terms and conditions of the particular  transaction(s)  relating to such liabilities and any agreements relating thereto.

         Compliance with the obligations under this section by the Debtors or the Liquidating  Trustee with respect to any Allowed  Administrative  Claim shall be in full satisfaction,  settlement,  release,  extinguishment and discharge of the Allowed  Administrative Claim and the Holder of such Claim will be forever barred and estopped  from  asserting  such Claim in any manner  against the Debtors and their  Properties  and assets.  All payments and  treatment  under this section will be made in accordance with the priority provided under the Bankruptcy Code, or as may be otherwise ordered by the Bankruptcy Court.

Section 3.03......Indenture  Trustee Fees.  Notwithstanding  any  provision  contained in the Plan to the contrary,  pursuant to the  Indenture,  all Indenture
Trustee Fees shall be paid in Cash on the Effective Date by the Debtors as  Administrative  Claims,  without the need for  application  to, or approval of, the
Bankruptcy Court. The Indenture  Trustee's  Charging Lien will be discharged  solely upon payment in full of the Indenture  Trustee Fees.  Nothing herein shall be deemed to impair, waive or discharge the Charging Lien for any fees and expenses that are not paid.

         To the extent  that the  Indenture  Trustee  provides  services  related to  distributions  pursuant to the Plan  (including,  but not limited to, the services  referenced in section 6.02 of the Plan),  the  Indenture  Trustee will receive from the Debtors or the  Liquidating  Trustee,  without  further court approval,  reasonable  compensation for such services and reimbursement of reasonable expenses,  including,  but not limited to, reasonable attorneys' fees and expenses,  incurred in  connection  with such  services.  These  payments  will be made on terms agreed to among the  Indenture  Trustee and the Debtors or the
Liquidating Trustee.

Section 3.04......Priority Tax Claims.  Priority Tax Claims are Unimpaired.  Each Holder of an Allowed  Priority Tax Claim shall receive,  (a) at the option of the Debtors or the Liquidating  Trustee,  Cash payment,  in an amount equal to the unpaid amount of the Allowed Priority Tax Claim, on or as soon as reasonably practicable  after the latest of (i) the  Effective  Date,  (ii) the date that is ten (10)  Business Days after the date on which such Claim becomes an Allowed
Priority  Tax Claim,  after entry of a Final Order,  or (iii) a date agreed to by the Debtors or the  Liquidating  Trustee and the Holder of such  Priority Tax
Claim;  or such other  treatment on such other terms and  conditions as may be agreed upon in writing by the Holder of such Claim and the Debtors,  if prior to the Effective Date or the Liquidating  Trustee,  if after the Effective Date, or (b) as the Bankruptcy Court has ordered or may order.  The Debtors  anticipate there will be no Priority Tax Claims remaining on the Effective Date.

Section 3.05......Class 1 Priority  Non-Tax  Claims.  Class 1 Claims are Unimpaired.  Each Holder of an Allowed Class 1 Claim shall receive,  (a) at the option of the Debtors or the  Liquidating  Trustee,  either Cash  payment,  in an amount  equal to the unpaid  amount of the Allowed  Class 1 Claim,  on or as soon as reasonably  practicable  after the latest of: (i) the Effective  Date,  (ii) the date that is ten (10) Business Days after the date on which such Claim becomes an Allowed  Class 1 Claim,  after entry of a Final Order,  or (iii) a date agreed to by the Debtors or the  Liquidating  Trustee and the Holder of such Class 1
Claim;  or such other  treatment on such other terms and  conditions as may be agreed upon in writing by the Holder of such Claim and the Debtors,  if prior to the  Effective  Date or the  Liquidating  Trustee,  if after the  Effective  Date, or (b) as the  Bankruptcy  Court has ordered or may order.  All payments and treatment  under this  section  will be made in  accordance  with the priority  provided  under the  Bankruptcy  Code,  or as may be  otherwise  ordered by the
Bankruptcy Court.

Section 3.06......Class 2 Secured Claims.  Allowed Secured Claims are Unimpaired and shall be treated as follows:

a.       Class 2.1 (CIT, as Agent under the DIP Facility).  Class 2.1 Claims are  Unimpaired.  Prior to the Effective  Date,  CIT, as Agent,  has received Cash equal to all DIP  Financing  Obligations.  Upon the  termination  or  reimbursement  in full of all  letters of credit  issued  under the DIP
                  Facility,  CIT, as Agent,  shall return any remaining Cash Collateral  payable to the Debtors to the  Liquidating  Trustee for deposit in the
                  Liquidating  Trust.  As of the Closing Date,  CIT, as Agent,  has no Liens on any Property of the Debtors other than Cash  Collateral held by
                  CIT,  as Agent,  for the  letters of credit.  Satisfaction  of the DIP  Financing  Obligations  by  payment  on the  Closing  Date is in full satisfaction,  settlement,  release, extinguishment and discharge of the Allowed Class 2.1 Claims and CIT, as Agent, shall be forever barred, expunged and estopped from asserting such Claim in any manner against the Debtors, their Properties or their assets.

b.       Class 2.2 (Customs  Bond Agent).  Class 2.2 Claims are  Unimpaired.  The Customs Bond Agent holds Cash of the Debtors in the amount of  $5,300,000.00.
                  In full  satisfaction  of the  obligations  of the Debtors to the Customs Bond Agent in  connection  with the Customs  Bond, on and after the
                  Effective  Date the Customs Bond Agent shall be  authorized  to apply the Cash of the Debtors in its  possession to any and all amounts owing to the Customs Bond Agent under the terms of the Customs  Bond,  provided,  however,  upon the  termination  or  satisfaction  in full of all obligations  of the Debtors to the United States Customs  Service and the payment of all amounts  payable on account of the Debtors under the
                  Customs  Bond,  the  remainder of any Cash of the Debtors held by the Customs  Bond Agent shall be delivered to the  Liquidating  Trustee for deposit in the  Liquidating  Trust.  As of the  Effective  Date,  the Customs  Bond Agent shall have no Liens on any  Property of the Debtors other than the Cash of the Debtors held by the Customs Bond Agent on the  Effective  Date.  Satisfaction  of the  obligations  of the Debtors under the Customs Bond pursuant to this subsection shall be in full satisfaction,  settlement,  release,  extinguishment and discharge of the
                  Allowed  Class 2.2 Claims and the  Customs  Bond Agent and the United  States  Customs  Service  shall be forever  barred and  estopped  from asserting such claims in any manner against the Debtors, their Properties or their assets.

Section 3.07......Class 3 Claims.  Class 3 Claims are  Impaired.  This Class  includes  all  Unsecured  Claims.  The Bond  Claims  are hereby  Allowed  for all purposes under the Plan.

         On or as soon as practical  after the  Effective  Date,  Holders of Allowed Class 3 Claims shall receive a Pro Rata Share of the Cash in the Unsecured
Claim  Distribution  Fund. All  Distributions  on account of Bond Claims shall be made solely to the Indenture  Trustee for further  distribution to or for the benefit of the Beneficial  Holders of the Bonds pursuant to the terms of the Indenture.  The Record Date shall be used as the record date for  Distribution  on
Unsecured  Claims  pursuant to the Indenture and this section.  Subsequent  Distributions  to Holders of Allowed Class 3 Claims will be made in accordance with the terms of the Liquidating Trust Agreement.

         Compliance with the obligations  under this section by the Debtors and the Liquidating  Trustee shall be in full  satisfaction,  settlement,  release, extinguishment  and discharge of such Allowed Class 3 Claim against the Debtors'  Estates and the Holder of such Claim will be forever barred and estopped from asserting such Claim in any manner against the Debtors' Estates, the Liquidating Trustee and their Properties and assets.

         Notwithstanding  confirmation  of the Plan and the res  judicata  effect  thereof,  except as  provided  herein,  Causes of  Action  are  specifically preserved, and may be prosecuted and commenced at any time after the Confirmation Date.

Section 3.08......Convenience  Claim  Election.  In lieu of the  foregoing  treatment,  Holders  of Class 3 Claims may elect to have  their  Claims  treated as
Convenience  Claims.  On or as soon as practical after the Effective Date, each Holder of an Allowed  Convenience  Claim shall receive a one time  Distribution of forty percent (40%) of the Allowed amount of its  Convenience  Claim on and be deemed to have waived any rights to receive any and all future  Distributions of Trust Assets.

                                                               TREATMENT OF SUBORDINATED CLAIMS

Section 3.09......Class 4 Subordinated  Claims.  Class 4 Subordinated  Claims are Impaired.  The Holders of Class 4  Subordinated  Claims will neither  receive nor retain any Property under the Plan on account of their Subordinated Claims.

                                                                    TREATMENT OF INTERESTS

Section 3.10......Class 5 Interests.  All Interests  shall be deemed  canceled as of the Effective  Date. The Holders of Class 5 Interests will neither receive nor retain any Property under the Plan on account of their Class 5 Interests.

                                                               TREATMENT OF INTERCOMPANY CLAIMS

Section 3.11......Intercompany  Claims.  The Holders of any and all Intercompany  Claims will neither receive nor retain any Property under the Plan on account of their Intercompany Claims.

ARTICLE IV........

                                                              ESTABLISHMENT OF LIQUIDATING TRUST;
                                                                    IMPLEMENTATION OF PLAN

Section 4.01......The Liquidating Trust.

a.       Establishment  of the Trust.  On the Effective Date, the Debtors,  on their own behalf and on behalf of the Holders of Allowed  Claims,  shall execute the  Liquidating  Trust  Agreement  and shall take all other steps  necessary to establish  the  Liquidating  Trust.  The  Liquidating  Trust
                  Agreement shall contain provisions  customary to trust agreements utilized in comparable  circumstances,  including,  but not limited to, any and all provisions necessary to govern the rights,  powers,  obligations and appointment and removal of the Liquidating Trustee and to ensure the treatment of the Liquidating  Trust as a liquidating  trust for federal income tax purposes.  On the Effective  Date, the Debtors,  after making  the  initial  Distributions  to  Holders of  Allowed  Claims in  accordance  with the  provisions  of the Plan (the  "Effective  Date
                  Payments"),  shall transfer and be deemed to have  transferred  (as described in Section 4.01(c)  hereunder) to the Liquidating  Trust all of their right,  title,  and interest in all of the Trust Assets and any other  remaining  Property of the Debtors and their  Estates,  free and clear of any Lien,  Claim or Interest in such  Property of any other Person except as provided in the Plan.  In addition,  the  non-exclusive right,  but not the obligation,  to investigate and pursue any and all claims and causes of action that the Holders of Unsecured  Claims have against the Debtors'  officers or directors  shall vest in the  Liquidating  Trust.  Title to all Trust Assets shall vest in the  Liquidating
                  Trust on the  Effective  Date.  The Debtors or such other  Persons that may have  possession  or control of such Trust Assets shall  transfer possession  or control of such Trust  Assets to the  Liquidating  Trustee  and shall  cooperate  with the  Liquidating  Trustee by  executing documents or instruments  necessary to effectuate  such transfers or that shall aid  implementation  of the deemed  transfers under the Plan.
                  All Cash held in the Liquidating Trust shall be invested in accordance with the Liquidating Trust Agreement.

b.       Purpose of the Liquidating  Trust.  The Liquidating  Trust shall be established for the sole purpose of liquidating and distributing the Trust Assets, in  accordance  with  Treasury  Regulation  section  301.7701-4(d),  with no  objective  to  continue  or engage in the conduct of a trade or business.  Subject to definitive  guidance from the Internal Revenue Service (the "IRS"),  all parties shall treat the Liquidating Trust as a liquidating trust for all federal income tax purposes.

c.       Transfer of Assets to Liquidating Trust.

(i)      The transfer of the Trust Assets in to the  Liquidating  Trust shall be made,  as provided  herein and in the  Liquidating  Trust  Agreement,  for the benefit of the Holders of Allowed Claims,  whether Allowed on or after the Effective Date. The transfer of the  non-exclusive  right to  investigate  and pursue the claims and causes of action of the  Holders of  Unsecured  Claims as a class  against  the  Debtors'
                           officers or  directors  that existed as of the  Petition  Date shall be without  prejudice to the rights of the Holders of Unsecured
                           Claims to bring any such claims and causes of action  against the Debtors'  officers or directors  independently  and not as part of the Liquidating  Trust.  Pursuant to the Liquidating Trust Agreement,  if the Liquidating  Trustee elects to pursue a claim or cause of action on behalf of the Holders of Unsecured  Claims,  such Holders will be notified and have the  opportunity  to opt out of the litigation or other form of pursuing the claim or cause of action.

(ii)     After the transfer of the Trust Assets to the  Liquidating  Trust,  the  Liquidating  Trustee shall make  Distributions  on account of the  Beneficial
                           Interests in accordance with and subject to the terms and conditions of the Plan and the Liquidating Trust Agreement.

(iii)    All parties shall treat the Liquidating Trust as a liquidating trust for federal income tax purposes with the Liquidating  Trust  Beneficiaries  being the  beneficiaries,  grantors and owners of the Liquidating  Trust, as set forth in Article IX of the Liquidating  Trust  Agreement.
                           The transfer of the Trust  Assets to the  Liquidating  Trust shall be treated by all parties for all federal  income tax purposes as if all the  transferred  assets had been first  transferred to the  Liquidating  Trust  Beneficiaries  and then  transferred by such beneficiaries to the Liquidating Trust.

d.       Termination.  The Liquidating Trust shall terminate no later than the third (3rd) anniversary of the Effective Date;  provided,  however,  that, on or prior to the date six (6) months  prior to such  termination,  the  Bankruptcy  Court,  upon  motion by a party in  interest,  including  the
                  Liquidating  Trustee,  may extend the term of the Liquidating  Trust,  upon notice to all parties listed in the Special Notice List, if it is necessary to complete the  liquidation of the Trust Assets.  Notwithstanding  the foregoing,  multiple  extensions can be obtained so long as
                  Bankruptcy  Court approval is requested at least six (6) months prior to the expiration of each extended term;  provided,  however,  that the aggregate of all such extensions  shall not exceed three (3) years,  unless the Liquidating  Trustee receives a favorable ruling from the IRS that any  further  extension  would not  adversely  affect the status of the trust as a  liquidating  trust  within the  meaning of  Treasury
                  Regulation  section  301.7701-4(d) for federal income tax purposes.  The Liquidating  Trustee shall further cause the Liquidating Trust to be terminated within three (3) months after making its final Distribution.

Section 4.02......Appointment  of Liquidating  Trustee and  Liquidating  Trust  Committee.  The  Confirmation  Order shall provide for the  appointment of Mark
Stickel of Wind Down  Associates/Bridge  Associates LLC as Liquidating  Trustee.  On or prior to the Effective  Date, the  Liquidating  Trust  Committee [to be
selected by the  Committee  prior to the  Confirmation  Hearing]  shall be appointed in  accordance  with the  provisions  set forth in the  Liquidating  Trust
Agreement.  The compensation for the Liquidating  Trustee shall be as set forth in the Liquidating  Trust  Agreement.  The Liquidating  Trustee shall be deemed the Estates' representative in accordance with section 1123 of the Bankruptcy Code and shall have all powers,  authority and responsibilities  specified in the
Liquidating Trust Agreement  incorporated herein,  including,  without limitation,  the powers of a trustee under sections 704 and 1106 of the Bankruptcy Code.
The  Holders  of  Unsecured  Claims  appointed  to the  Liquidating  Trust  Committee  shall  advise and direct the  Liquidating  Trustee  with  respect to the investigation  and  pursuit of such  claims and Causes of Action as set forth in the  Liquidating  Trust  Agreement.  From and after the  Effective  Date,  the
Liquidating Trustee may settle or compromise any Disputed Claim or Cause of Action pursuant to the terms of the Liquidating Trust Agreement.

Section 4.03......Beneficial Interests, Applicability of Securities Laws and Reporting Requirements.

a.       Securities  Laws.  Under section 1145 of the Bankruptcy  Code, the issuance of Beneficial  Interests under the Plan shall be exempt from  registration under the Securities Act of 1933, as amended,  and applicable state and local laws requiring  registration of securities.  If the Liquidating
                  Trustee  determines,  with the advice of counsel,  that the  Liquidating  Trust is required to comply  with the  registration  and  reporting requirements  of the  Securities  and  Exchange  Act of 1934,  as  amended,  or the  Investment  Company Act of 1940,  as  amended,  then the
                  Liquidating  Trustee shall take any and all actions to comply with such reporting  requirements and file necessary  periodic reports with the
                  Securities and Exchange Commission.

b.       Non-Transferability  of Beneficial  Interests.  Upon issuance  thereof,  the Beneficial  Interests shall not be certificated  and are not transferable
                  (except as otherwise provided in the Liquidating Trust Agreement).

c.       Special  Notice List.  Any Holder of a  Beneficial  Interest who provides  the  Liquidating  Trustee with written  notice of their  request to receive notice of  Liquidating  Trust  activities  shall be included  on the  Special  Notice List  maintained  by the  Liquidating  Trustee for such purposes.

Section 4.04......Distributions To Holders Of Claims.

a.       No Recourse.  Notwithstanding  that the Allowed  amount of any  particular  Disputed  Claim is  reconsidered  under the  applicable  provisions of the
                  Bankruptcy  Code and Bankruptcy  Rules or is Allowed in an amount for which after  application of the payment  priorities  established by the
                  Plan there is  insufficient  value to provide a recovery equal to that received by other Holders of Allowed  Claims in the respective  Class, no Holder of a Claim shall have recourse against the Debtors'  Estates,  the Liquidating  Trustee,  the Liquidating Trust Committee or any of
                  their  respective  professionals,  consultants,  officers,  directors or members or their  successors or assigns,  or any of their respective property.  However,  nothing in the Plan shall  modify any right of a Holder of a Claim under  section  502(j) of the  Bankruptcy  Code.  The estimation of Claims and establishment of reserves under the Plan may limit the Distribution to be made on individual  Claims,  regardless of the amount finally Allowed on account of such Disputed Claims.

b.       Resolution of Disputed  Claims.  No  Distribution or payment shall be made on account of a Disputed Claim until such Disputed Claim becomes an Allowed
                  Claim. No Distribution  or payment shall be made to any Holder of an Allowed Claim who is also a potential  defendant in an avoidance  action under chapter 5 of the  Bankruptcy  Code or any Causes of Action.  Notwithstanding  this  Subsection,  the making of a  Distribution  to such potential  defendant or the lack of any objection  filed to such Allowed  Claim on the basis of such  potential  Causes of Action,  shall not constitute  a waiver  of any  rights  of the  Debtors  or the  Liquidating  Trustee,  as the case may be.  For  purposes  of the  Plan,  such
                  Distribution  or payment on account of such  Allowed  Claim shall be held in the  Disputed  Claims  Reserve  Account as if it were a Disputed
                  Claim.

c.       Objections to Claims.  Unless otherwise ordered by the Bankruptcy  Court,  after the Effective Date, the Liquidating  Trustee,  under the direction of the Liquidating  Trust Committee,  shall have the exclusive right to make and file objections to and settle,  compromise or otherwise resolve
                  Disputed  Claims,  except that as to  applications  for allowances of  Professional  Claims,  objections  may be made in accordance  with the applicable  Bankruptcy  Rules by Parties in Interest.  The Liquidating  Trustee shall file and serve a copy of each objection upon the Holder of the Claim to which an objection is made on or before the latest to occur of: (i) one  hundred-eighty  (180) days after the Effective  Date or such other date as may be fixed by the  Bankruptcy  Court either before or after the expiration of such time period.  Notwithstanding  any authority to the  contrary,  an objection to a Claim shall be deemed  properly  served on the  claimant if the  Liquidating  Trustee  effects service in any of the  following  manners (a) in  accordance  with Federal Rule of Civil  Procedure  4, as modified  and made  applicable  by
                  Bankruptcy Rule 7004; (b) by first class mail,  postage prepaid,  on the signatory on the proof of claim or other  representative  identified in the proof of claim or any  attachment  thereto at the address of the  creditor  set forth  therein;  or (c) by first  class mail,  postage prepaid,  on any counsel  that has  appeared  on the  claimant's  behalf in the  Chapter 11 Cases.  From and after the  Effective  Date,  the
                  Liquidating  Trustee  may  settle or  compromise  any  Disputed  Claim or Cause of Action  pursuant  to the  terms of the  Liquidating  Trust
                  Agreement.

d.       Distributions  when a Disputed Claim Becomes an Allowed Claim;  or when a Disputed Claim is Subsequently  Disallowed.  On the next  Distribution  Date following the time upon which a Disputed Claim is ultimately  Allowed,  the Holders of such Claims shall receive from the applicable Disputed
                  Claims Reserve  Account any amounts held in such Disputed  Claims Reserve  Account  attributable  to the Allowed amount of such Claim, as set forth in the Liquidating  Trust  Agreement and the Plan. Any Cash  Distributions  held in the applicable  Disputed Claims Reserve Account for the  benefit of a Holder of a Disputed  Claim,  which is  subsequently  Disallowed,  in whole or in part,  shall be  distributed  on the next
                  Distribution  Date, on a Pro Rata basis to the Holders of Beneficial  Interests  having Allowed Claims and to the applicable  Disputed Claims
                  Reserve Account on account of such Disputed Claims as if such amounts had been distributed on the Effective Date.

e.       Distributions on Account of Beneficial  Interests.  To the extent funds are available,  on each Distribution Date, the Liquidating  Trustee shall make
                  Distributions of Available Cash from the Liquidating  Trust to the Holders of Beneficial  Interests in accordance with the Liquidating  Trust
                  Agreement  and the Plan.  Any proceeds  received  from the  liquidation  of the Trust  Assets shall be  distributed  in  accordance  with the
                  Liquidating Trust Agreement and the Plan.

Section 4.05......Disputed Claims Reserve Account.

a.       Establishment  of Disputed Claims Reserve  Accounts.  On the Effective Date, and in conjunction with making all  Distributions  required to be made on the Effective  Date, the Debtors or the  Liquidating  Trustee,  as the case may be, shall establish the Disputed Claims Reserve Account which shall be administered by the Liquidating Trustee.

b.       Duties in Connection  with Disputed  Claims.  The Liquidating  Trustee,  under the direction of the Liquidating  Trust  Committee,  shall (i) hold and administer the Disputed Claims Reserve Account,  (ii) object to, settle or otherwise  resolve Disputed  Claims,  (iii) make  Distributions to
                  Holders of Disputed Claims that  subsequently  become Allowed Claims in accordance with the Plan and (iv) distribute any remaining  assets of the Disputed Claims Reserve  Account,  after  resolving all Disputed  Claims,  to the Holders of Beneficial  Interests in accordance with the
                  Liquidating Trust Agreement and the Plan.

c.       Transfer of Distributions to Disputed Claim Reserve Account.  On and after the Effective Date, any  Distributions  that would otherwise be made to the
                  Holders of Disputed  Claims shall be transferred  to the Disputed  Claims Reserve  Account.  Payments shall be made from the Disputed  Claims
                  Reserve  Account to the Holder of an Allowed Claim,  which was previously a Disputed  Claim,  upon the first  Distribution  Date  immediately following the date upon which such Claim became an Allowed Claim.

d.       Termination  of Disputed  Claims  Reserve  Account.  The Disputed  Claims  Reserve  Account shall be terminated  by the  Liquidating  Trustee when all
                  Disputed  Claims related to such account have either become Allowed Claims or Disallowed and  Distributions  required  herein to be made have
                  been made in accordance with the terms of the Plan and the Liquidating Trust Agreement.Section 4.06      Administrative   Claim  Reserve  and
Expense Reserve Fund. On the Effective  Date, the Debtors or the Liquidating  Trustee,  as the case may be, shall establish and fund the  Administrative  Claim
Reserve and the Expense Reserve Fund in accordance with the Liquidating Trust Agreement.

Section 4.07......Continued  Binding Effect of Asset Purchase  Agreement.  From and after the Effective  Date, the Debtors,  and  thereafter,  the  Liquidating
Trustee shall  perform all of the Debtors'  then  remaining  obligations  pursuant to the Asset  Purchase  Agreement.  Except as it relates to the  Liquidating
Trustee continuing as successor to the Debtors  thereunder,  the Asset Purchase Agreement shall not be modified,  altered nor amended in any way by the Plan or the  Confirmation  Order.  From and after the Effective Date, PEI shall perform all of its obligations  pursuant to the Asset Purchase  Agreement and be deemed to have consented to the Liquidating Trust as the successor to the Debtors thereunder.

ARTICLE V.........

                                                         ACCEPTANCE OR REJECTION OF THE PLAN; CRAMDOWN

Section 5.01......Acceptance by an Impaired  Class of Creditors.  Pursuant to section  1126(c) of the  Bankruptcy  Code, an Impaired Class of Claims shall have accepted the Plan if (a) the Holders of at least  two-thirds  (2/3rds) in dollar amount of the Allowed Claims  actually voting in such Class (other than Claims held by any Holder  designated  pursuant  to section  1126(e) of the  Bankruptcy  Code)  have  timely and  properly  voted to accept the Plan and (b) more than one-half (1/2) in number of such Allowed Claims actually voting in such Class (other than Claims held by any Holder  designated  pursuant to section 1126(e) of the Bankruptcy Code) have timely and properly voted to accept the Plan.

Section 5.02......Voting Classes.  Except as otherwise  required by the Bankruptcy Code or the Bankruptcy Rules or as otherwise  provided in this Section 5.02, the Holders of Class 3 Claims,  shall be entitled  to vote  separately  as a Class to accept or reject the Plan.  Classes of Claims  Unimpaired  under the Plan
(i.e., Class 1 Claims,  Class 2.1 Claims,  Class 2.2 Claims) shall not be entitled to vote to accept or reject the Plan, and shall be conclusively  presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy  Code, and the votes of the Holders in such Classes will not be solicited.  The Holders of
Class 4 Subordinated  Claims and Class 5 Interests  will receive or retain  nothing under the Plan on account of their Class 4 Subordinated  Claims and Class 5
Interests,  shall not be entitled to vote on the Plan,  and shall be  conclusively  presumed not to have accepted the Plan  pursuant to section  1126(g) of the
Bankruptcy Code. In accordance with section 1123(a)(1) of the Bankruptcy Code,  Administrative Claims,  Priority Tax Claims and Priority Non-Tax Claims are not
classified.  Holders of  Administrative  Claims,  Priority  Tax Claims and  Priority  Non-Tax  Claims  will be paid in full and are  excluded  from the Classes designated to vote to accept or reject the Plan.

Section 5.03......One Vote Per  Holder.  If a Holder of a Claim  holds more than one Claim in any one Class,  all Claims of such  Holder in such Class shall be aggregated  and deemed to be one Claim for purposes of  determining  the number of Claims in such Class voting on the Plan.  Each  Beneficial  Holder of a Bond shall be considered a member of Class 3.

Section 5.04......Cramdown.  If all  applicable  requirements  for  Confirmation  of the Plan are met as set forth in sections  1129(a)(1)  through (13) of the
Bankruptcy  Code except  subsection (8) thereof,  the Debtors  reserve the right to modify the Plan and request that the  Bankruptcy  Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code,  notwithstanding  the requirements of section  1129(a)(8)  thereof,  on the basis that the Plan is fair and equitable, and does not discriminate unfairly, with respect to each Class of Claims or Interests that is Impaired under, and has not accepted, the Plan.

ARTICLE VI........

                                                       PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN

Section 6.01......Timing of  Distributions.  Except as set forth in the Plan,  Distributions  will be made to the Holders of Allowed Claims in accordance  with
Articles III and IV of the Plan.  If a Claim is not an Allowed  Claim as of the  Distribution  Date,  Distributions  will be made only if and when the Claim is
Allowed and in accordance with Articles III and IV of the Plan.

Section 6.02......Delivery of  Distributions.  The Debtors or  Liquidating  Trustee will make  Distributions  to the Holders of Allowed Claims at the addresses set forth on the Proofs of Claim,  if any,  Filed by such  Holders  or at the last known  addresses  of such  Holders.  If any such  Holder's  Distribution  is returned  as  undeliverable,  no further  distribution  will be made to such  Holder  unless and until the  Liquidating  Trustee is notified in writing of such
Holder's then current address,  at which time all missed  Distributions  will be made to such Holder,  without  interest.  All  Distributions on account of the
Bonds shall be made solely to the Indenture  Trustee,  which will promptly deliver such  Distributions to the Holders of Bond Claims (subject to application of the Charging Lien).  Any  Distribution  made by the Debtors or the Liquidating  Trustee to the Indenture  Trustee shall be deemed  equivalent to a Distribution under the Plan  directly to the Holders of Allowed  Unsecured  Claims that the Indenture  Trustee  represents.  The Indenture  Trustee shall not be required to give any bond or other security for the continued  performance of its duties unless otherwise  ordered by the Bankruptcy  Court; and in the event the Indenture
Trustee is otherwise ordered, all costs and expenses of procuring any such bond or security shall be paid through the Charging Lien.

Section 6.03......Method of Cash  Distributions.  Any payment to be made pursuant to the Plan or Liquidating  Trust  Agreement may be made by draft,  check, or wire transfer on a domestic bank selected by the Debtors or the Liquidating  Trustee at the option of the Debtors or Liquidating  Trustee,  as the case may be.
Any Creditor  requesting  payment by any method other than draft or check must pay the costs  associated  with such method of payment.  Cash  payments  made to foreign creditors,  if any, holding Allowed Claims may be (but are not required to be) paid, at the option of the Debtors or Liquidating  Trustee in such funds and by such means as are necessary and customary in a particular foreign jurisdiction.

Section 6.04......Failure to  Negotiate  Checks.  Checks  issued in respect of  Distributions  under the Plan shall be null and void if not  negotiated  within ninety (90) days after the date of issuance.  Any amounts  returned in respect of such  non-negotiated  checks shall be held by the  Liquidating  Trustee for a period of ninety (90) days after the date of issuance.  Requests for  reissuance  for any such check shall be made directly to the  Liquidating  Trustee by the
Holder of the Allowed Claim with respect to which such check  originally  was issued and shall be accompanied  by the original  check.  Any Claim in respect of such  voided  check  shall be made on or before  thirty  (30) days  following  the  expiration  of the ninety  (90) day period  from  issuance  of such  check.
Thereafter,  all such amounts shall be deemed to be Unclaimed  Property and irrevocably  revert to the Liquidating  Trust,  and all Claims in respect of voided checks and the underlying  Distributions  shall be forever  barred,  estopped and enjoined from assertion in any manner  against the Debtors,  the  Liquidating
Trustee or its properties and assets.

Section 6.05......Limitation on Distribution  Rights.  If a claimant holds more than one Claim in any one Class,  all Claims of the claimant in that Class will be aggregated into one Claim and one Distribution will be made with respect to the aggregated Claim.

Section 6.06......Compliance With Tax Requirements.  In connection with each  Distribution  with respect to which the filing of an information  return (such as an IRS Form 1099 or 1042) or  withholding  is required,  the Debtors or  Liquidating  Trustee shall file such  information  return with the IRS and provide any required  statements in  connection  therewith to the  recipients of such  Distribution  or effect any such  withholding  and deposit all moneys so withheld as required by law. With respect to any Person from whom a tax identification  number,  certified tax identification  number or other tax information  required by law to avoid  withholding  has not been received by the Debtors or the Liquidating  Trustee within thirty (30) days from the date of such request,  the Debtors or the Liquidating  Trustee may, at their option,  withhold the amount required and distribute the balance to such Person or decline to make such  Distribution until the information is received.

Section 6.07......De Minimis  Distributions.  No Cash payment of less than fifteen  ($15.00)  dollars  shall be made to any Holder of a Claim on account of its
Allowed Claim except as provided in the Liquidating Trust Agreement.

Section 6.08......Setoffs.  Pursuant to section 553 of the Bankruptcy Code and/or  applicable  state law the Debtors may, but shall not be required to, set off against any Claims and the payments or  Distributions to be made pursuant to the Plan in respect of such Claims,  any and all debts,  liabilities and Claims of every type and nature  whatsoever  which the Estate or the Debtors may have against the  Creditors,  but neither the failure to do so nor the  allowance of any such Claims,  whether  pursuant to the Plan or otherwise,  shall  constitute a waiver or release by the Debtors of any such claims the Debtors may have against such Creditors, and all such claims shall be reserved to and retained by the Debtors and their Estates.

Section 6.09......Saturday,  Sunday and Legal  Holidays.  If any  payment,  Distribution  or other act under the Plan is required to be made or  performed on a date that is not a Business  Day,  then the making of such payment or the  performance  of such act may be completed on the next  succeeding  Business Day, but shall be deemed to have been timely completed as of the required date.

Section 6.10......Accrual of  Postpetition  Interest.  Unless  otherwise  provided  for in the Plan,  no Holder of an Allowed  Claim  shall be  entitled to the accrual of postpetition interest on account of such Claim.

Section 6.11......Exemption from Transfer  Taxes.  Pursuant to section  1146(c) of the  Bankruptcy  Code, the assignment or surrender of any lease or sublease, or the delivery, making, filing, or recording of any deed or other instrument of transfer, or the issuance,  transfer, or exchange of any security,  including, without  limitation,  the  Beneficial  Interests,  under,  in  furtherance  of, or in  connection  with the Plan,  whether  arising  prior or subsequent to the
Confirmation  Date,  including any deeds,  bills of sale or assignments  executed in connection with any disposition of assets  contemplated by the Plan, shall not be subject to any stamp,  real estate transfer,  mortgage,  recording or other similar tax,  including,  but not limited to, any transfers of Assets to the
Liquidating Trust on or after the Effective Date pursuant to the terms of the Plan by the Debtors, holders of Allowed Claims or the Liquidating Trustee.

Section 6.12......Cancellation of Bonds and Agreements.

a.       On the  Effective  Date,  except as  otherwise  provided  for in the Plan,  the Bonds,  the  Indenture  and any other note,  bond,  indenture or other instrument  or document  evidencing or creating any  indebtedness  or obligation of the Debtors  (collectively,  the  "Instruments")  will be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy  Court, or any Person  including, but not limited to,  governmental  agencies.  The Holders of such cancelled  Bonds and  Instruments  will have no Claims against the Debtors'
                  Estates for payment of such Bonds or Instruments, except for the rights provided pursuant to the Plan.

b.       Following the Effective Date, Holders of the Bonds will receive from the Liquidating  Trustee specific  instructions  regarding the time and manner in which the Bonds are to be  surrendered,  if requested by the  Liquidating  Trustee.  Any Bond that is lost,  stolen,  mutilated or destroyed, shall be deemed  surrendered  when the Holder of a Claim  based  thereon  delivers to the  applicable  agent or the  Liquidating  Trustee (a)
                  evidence  satisfactory  to the agent or the  Liquidating  Trustee  of the loss,  theft,  mutilation  or  destruction  of such  instrument  or certificate,  and (b) such  security or indemnity as may be required by the agent or the  Liquidating  Trustee to hold each of them  harmless with respect thereto.

c.       The terms of the  Indenture  that  govern the  rights of the  Holders of Bond  Claims and  Indenture  Trustee  with  respect to  servicing  and making distributions  on account of the Bonds,  as well as those rights  pertaining to the Charging Lien and  indemnification  or  compensation  for fees,  costs,  expenses and losses of the Indenture  Trustee,  including  attorney's fees and expenses,  will survive for the purposes of (i)
                  allowing the Indenture  Trustee or its agent to make  distributions  received on account of the Bond Claims pursuant to the terms of the Plan and (ii) permitting the Indenture  Trustee to maintain any rights or Liens it has on  Distributions  received  pursuant to the Plan for fees, costs, losses and expenses permitted under the Indenture.

Section 6.13......Record Date for  Distributions  to Holders of Claims.  The Record Date for  Distributions  shall be the  Effective  Date.  As of the close of business on the Record Date,  there shall be no further  changes in the record  Holders of the Claims for purposes of the  Distributions  pursuant to the Plan.
The Debtors and the  Liquidating  Trustee  shall have no  obligation  to  recognize  any  transfer of Claims  occurring  after the Record Date for  purposes of
Distributions pursuant to the Plan.

Section 6.14......Allocation of Plan  Distributions  Between Principal and Interest.  To the extent that any Allowed Claim entitled to a distribution under the
Plan consists of indebtedness  and accrued but unpaid interest  thereon,  such  distribution  shall be allocated first to the principal amount of the Claim (as determined  for federal  income tax purposes)  and then,  to the extent the  consideration  exceeds the  principal  amount of the Claim,  to accrued but unpaid interest.

ARTICLE VII.......

                                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES; INDEMNIFICATION OBLIGATIONS; BENEFIT PROGRAMS

Section 7.01......Treatment of Executory  Contracts and Unexpired  Leases. On the Effective Date,  except as otherwise  provided in Sections 6.12(c),  7.05 and
7.06 of the Plan, all executory  contracts and unexpired  leases that exist between the Debtors and any Entity which have not previously been assumed,  assumed and assigned,  or rejected  pursuant to an Order of the Bankruptcy  Court on or prior to the  Confirmation  Date will be deemed rejected in accordance with the provisions and requirements of section 365 of the Bankruptcy Code.

Section 7.02......Claims for Rejection  Damages.  Proofs of Claim for alleged damages arising from the rejection,  pursuant to the Plan, the Confirmation Order or any subsequent  Order of the  Bankruptcy  Court,  of any executory  contract or any unexpired  lease shall be Filed with the Bankruptcy  Court and served on counsel for the Debtors and the  Committee or  Liquidating  Trustee not later than thirty (30) days after the service of the earlier of: (i) notice of entry of the Confirmation Order or (ii) other notice that the executory  contract or unexpired lease has been rejected  (including service of an Order of the Bankruptcy
Court  providing for such  rejection).  Any Holder of a Claim arising from the  rejection of any executory  contract or any unexpired  lease that fails to File such Proof of Claim on or before the date specified in this paragraph shall be forever  barred,  estopped and enjoined from asserting such Claims in any manner against the Debtors or Liquidating  Trust (or Filing Proofs of Claim with respect  thereof) or their Property and the Debtors and the  Liquidating  Trust shall be forever  discharged from all indebtedness or liability with respect to such Claims,  and, if applicable,  such Holders shall not be permitted to vote on the
Plan or to participate in any  distribution in the Chapter 11 Cases on account of such Claims or to receive further notices  regarding such Claims and shall be bound by the terms of the Plan.

Section 7.03......Objections  to and  Treatment of Rejection  Claims.  The  Bankruptcy  Court shall  determine  any  Objections to any Proofs of Claim Filed in accordance with Section 7.02 hereof at a hearing to be held at a date to be determined by the Bankruptcy  Court.  Allowed  Unsecured  Claims arising out of the rejection of executory  contracts and unexpired  leases shall,  pursuant to section  502(g) of the Bankruptcy  Code, be Allowed Class 3 Claims  entitled to the same treatment under the Plan received by the other Allowed Class 3 Claims.

Section 7.04......Benefit Programs; Employment Agreements; KERP.

a.       Benefit Programs.  All employee  compensation and benefit programs of the Debtors,  including programs subject to sections 1114 and 1129(a)(13) of the
                  Bankruptcy  Code,  entered into before or after the Petition  Date and not since  terminated,  shall be deemed to be, and shall be treated as though they are, executory  contracts that are rejected under of the Plan, but (except as otherwise  determined by the Debtors),  only to the extent that rights under such programs are held by the Debtors or Persons who are employees of the Debtors as of the  Confirmation  Date, and the Debtors'  obligations  under such programs to Persons who are employees of the Debtors on the  Confirmation  Date (or former employees if so determined by the Debtors) shall survive  Confirmation  of the Plan,  except for (i) executory  contracts or plans  specifically  rejected pursuant  to the Plan (to the extent  such  rejection  does not  violate  sections  1114 and  1129(a)(13)  of the  Bankruptcy  Code) and (ii)
                  executory  contracts or plans as have previously been rejected,  are the subject of a motion to reject, or have been  specifically  waived by the beneficiaries of any plans or contracts.

b.       Employment  Agreements.  All employment and/or  compensation  agreements  between the Debtors and any employees shall be deemed rejected in accordance with the provisions and requirements of section 365 of the Bankruptcy Code.

c.       KERP.  Nothing contained in this section 7.04 shall diminish or expand any employee's rights under the KERP.

Section 7.05......Asset Purchase Agreement.  The Asset Purchase Agreement shall not be deemed rejected.

ARTICLE VIII......

                                                             MEANS FOR IMPLEMENTATION OF THE PLAN

Section 8.01......Consolidation.  The Plan contemplates and is predicated upon entry of the Confirmation  Order effecting the substantive  consolidation of the
Chapter 11 Cases of the Debtors into a single Chapter 11 Case solely for the purposes of all actions  associated  with  Confirmation  and  consummation  of the
Plan.

         On the  Confirmation  Date, or such other date as may be set by a Final Order of the Bankruptcy  Court, but subject to the occurrence of the Effective
Date: (i) solely for the purposes of the Plan and the Distributions and transactions  contemplated  hereby,  all assets and liabilities of the Debtors shall be treated as though they were merged;  (ii) any obligation of any Debtor and all guarantees  thereof executed by one or more of the Debtors shall be deemed to be one obligation of the  consolidated  Debtors;  (iii) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim  against the  consolidated  Debtors;  (iv) each and every Claim filed in the  individual  Chapter 11 Case of any of the Debtors shall be deemed filed against the  consolidated  Debtors in the consolidated  Chapter 11 Case of the Debtors and shall be deemed a single  obligation of all of the Debtors under the
Plan on and after the Confirmation  Date; (v) all duplicative  claims  (identical in both amount and subject matter) filed against more than one of the Debtors will be automatically  expunged so that only one Claim survives against the consolidated  Debtors but in no way shall such Claim be deemed Allowed by reason of this Section 8.01; and (vi) the consolidated  Debtors will be deemed,  for purposes of determining the availability of the right of setoff under section 553 of the Bankruptcy Code, to be one entity,  so that,  subject to other  provisions of section 553 of the Bankruptcy Code, the debts due to a particular  Debtor may be offset against claims against such Debtor or another Debtor.  On the Effective Date, and in accordance with the terms of the Plan and the  consolidation  of the assets and  liabilities  of the Debtors,  all Claims based upon  guarantees  of  collection,  payment or  performance  made by any of the Debtors as to the obligations of another Debtor or of any other Person shall be discharged,  released and of no further force and effect; provided,  however, that nothing herein shall affect the obligations of each of the Debtors under the Plan.

Section 8.02......Corporate  Action.  The entry of the  Confirmation  Order  shall  constitute  authorization  for the Debtors to take or cause to be taken all corporate or other actions  necessary or appropriate to consummate and implement the provisions of the Plan prior to, on and after the Effective  Date, and all such actions taken or caused to be taken shall be deemed to have been  authorized  and approved by the  Bankruptcy  Court.  All such actions shall be deemed to have occurred and shall be in effect  pursuant to applicable  nonbankruptcy  law and the  Bankruptcy  Code,  without any  requirement  of further action by the members,  administrators,  agents,  officers or directors of the Debtors. On the Effective Date, the appropriate members,  administrators,  agents, officers or directors of the Debtors are authorized and directed to execute and deliver any  agreements,  documents and  instruments  contemplated  by the Plan in the name and on behalf of the Debtors.

Section 8.03......Operations  Between the  Confirmation  Date and the Effective Date. The Debtors shall continue to operate as  debtors-in-possession,  subject to the supervision of the Bankruptcy Court, during the period from the Confirmation Date through and until the Effective Date.

Section 8.04......Dissolution.

a.       Dissolution  of the Debtors.  From and after the  Effective  Date,  each of the Debtors (i) for all  purposes  shall be deemed to have  dissolved  and withdrawn its business operations from any state or country in which it was previously  conducting,  or is registered or licensed to conduct, its business  operations,  and shall not be required to File any document,  pay any sum or take any other action, in order to effectuate such dissolution  and  withdrawal,  (ii) shall be deemed to have  cancelled  pursuant to the Plan all of their  Interests,  and (iii) shall not be liable in any manner to any taxing authority for franchise,  business,  capital,  license or similar taxes accruing on or after the Effective
                  Date;  provided,  however, the Debtors,  with the consent of the Committee,  or the Liquidating Trustee may elect to delay the dissolution of certain  Debtors beyond the Effective  Date, if they  determine  such delay is in the best interest of the parties in interest.  In the event the  dissolution of certain  Debtors is delayed beyond the Effective  Date,  the  Liquidating  Trustee shall dissolve such Debtors as soon as reasonably  practical.  From and after the  Effective  Date,  to the extent the bylaws,  certificate  of  incorporation  or other charter and corporate  documents of any of the Debtors are inconsistent  with the terms and provisions of the Plan, the Plan shall supersede such bylaws, certificate of  incorporation,  or other charter and other corporate  documents,  as the case may be. In that  connection,  and to the extent necessary,  the  Liquidating  Trustee shall be authorized  and shall prepare and file all corporate  resolutions,  statements,  notices,  tax returns and other documents  necessary to accomplish their  dissolution,  and the Confirmation Order shall provide for the appointment of the
                  Liquidating  Trustee as the  authorized  signatory to execute on behalf of each Debtor any and all  documents  necessary to  accomplish  such dissolution.  Neither the Debtors, the Committee nor the Liquidating Trustee may sell the corporate shell of TSLC I, Inc.

b.       Dissolution  of the Board of Directors  and  Resignation  of Directors and Officers.  Upon the Effective  Date of the Plan,  the board of directors of each of the Debtors  shall be  disbanded  and each  director  and  officer  deemed to resign  without the need for any further  action by the
                  Debtors, directors, or officers.

Section 8.05......Claims Arising Out of Recovered  Avoidable  Transfers.  Any Person or governmental  unit that holds a Class 3 Claim arising from the recovery of a transfer  pursuant to the  prosecution or settlement of a Cause of Action brought  pursuant to sections 544, 547, 548, 549 or 550 of the Bankruptcy  Code, to the extent not otherwise  subordinated,  shall hold an Allowed Class 3 Claim on account of such Claim in an amount equal to the recovery  actually  received by the Estate, and such Allowed Class 3 Claim shall be entitled to the same treatment under the Plan received by the other Allowed Class 3 Claims.

ARTICLE IX........

                                                          PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

Section 9.01......Objections  to Claims and  Interests.  An Objection to the  allowance of a Claim or Interest  shall be in writing and shall be Filed with the
Bankruptcy  Court by the  Debtors or the  Committee,  if prior to the  Effective  Date,  and by the  Liquidating  Trustee,  thereafter,  on or before the Claim
Objection  Deadline,  unless  another date is established by the  Bankruptcy  Court or the Plan. The  Liquidating  Trustee shall have the right to petition the
Bankruptcy  Court for an extension of such dates.  The objecting  party shall serve a copy of each such  Objection  upon the Holder of the Claim or Interest to which it pertains.  The Debtors or  Liquidating  Trustee will  prosecute  each  Objection to a Claim or Interest  until  determined by a Final Order unless the
Debtors or  Liquidating  Trustee (i)  compromise  and settle an Objection  to a Claim or Interest by written  stipulation,  or (ii)  withdraw an Objection to a
Claim.  The  failure  by the  Debtors  to object to any Claim or  Interest  for  voting  purposes  shall not be deemed a waiver of the  rights to object to, or reexamine,  any such Claim or  Interest,  as  applicable,  in whole or in part.  From and after the  Effective  Date,  the  Liquidating  Trustee  may settle or compromise any Disputed Claim or Cause of Action pursuant to the terms of the Liquidating Trust Agreement without Bankruptcy Court approval.

Section 9.02......Amendments to Claims and Requests for Payment of  Administrative  Claims;  Claims Filed After the Bar Dates.  Unless otherwise  provided in a
Final Order:

         a.       after the Bar Date, a Claim on account of which a Proof of Claim is not timely Filed in accordance  with the Plan, the  Bankruptcy  Code, the
                  Bankruptcy Rules or an Order of the Bankruptcy Court, may not be Filed without the authorization of the Bankruptcy Court; and

         b.       except as provided  for in Section  10.03 of the Plan,  after the  Administrative  Claims Bar Date, a Claim on account of which a request for payment of  Administrative  Claims is not timely Filed in accordance with Section 10.02,  may not be Filed without the  authorization  of the
                  Bankruptcy Court and, even with such Bankruptcy Court authorization,  may be amended by the Holder of such Claim solely to decrease,  but not to increase, the face amount or priority.

Except as  otherwise  provided in the Plan,  any new Claim  Filed  after the Bar Date or the  Administrative  Claims Bar Date (as  applicable)  shall be deemed
Disallowed in full and expunged without any action by the Debtors or Liquidating  Trustee,  unless the Holder of such Claim has obtained prior Bankruptcy Court authorization  for the Filing.  The Holder of a Claim which is Disallowed  pursuant to this Section 9.02 shall not receive any  distribution on account of such
Claim. The Debtors or Liquidating  Trustee shall File with the Bankruptcy Court and serve on the Holder of any Claim whose Claim is deemed Disallowed  pursuant to this  Section  9.02,  but  whose  Proof of Claim or  request  for  payment  of an  Administrative  Claim is  subsequently  deemed  timely  Filed or  Allowed notwithstanding  this Section 9.02 by a Final Order of the Bankruptcy  Court,  any Objection to such Claim or request for estimation  thereof within sixty (60)
days (or such later date as the Bankruptcy Court shall approve) after any such order becomes a Final Order.

Section 9.03......No Payment or  Distribution  Pending  Allowance.  All  references to Claims and amounts of Claims refer to the amount of the Claim Allowed by operation of law, Final Order or the Plan.  Accordingly,  notwithstanding  any other provision in the Plan, no payment or Distribution shall be made on account of or with  respect to any Claim to the  extent it is a  Disputed  Claim  unless  and until the  Disputed  Claim  becomes  an  Allowed  Claim,  as  applicable.
Notwithstanding  the foregoing,  on or as soon as practicable after the Claim Objection Deadline,  as applicable,  the Debtors of the Liquidating Trustee shall make Distributions to Holders of Disputed Claims to the extent, and only to the extent, the portion of such Claim is not subject to a pending Objection.

Section 9.04......Disputed  Distribution.  If any dispute  arises as to the identity of a Holder of an Allowed  Claim who is to receive any  Distribution,  the
Debtors,  or the  Liquidating  Trustee may, in lieu of making such  Distribution  to such  Holder,  make such  Distribution  into an escrow  account  until the disposition thereof shall be determined by Final Order of the Bankruptcy Court or by written agreement among the interested parties to such dispute.

Section 9.05......Estimation.  In order to  effectuate  Distributions  pursuant to the Plan and avoid undue delay in the  administration  of the  Estates,  the
Debtors or Liquidating  Trustee shall have the right,  at any time, to seek an order of the Bankruptcy  Court,  after notice and a hearing (which notice may be limited to the Holder of such Disputed  Claim and which hearing may be held on an expedited  basis),  estimating a Disputed Claim pursuant to section 502(c) of the Bankruptcy  Code,  irrespective of whether the Debtors or Liquidating  Trustee have previously  objected to such Claim or whether the Bankruptcy  Court has ruled on any such objection.  If the Bankruptcy Court estimates any contingent,  Disputed or unliquidated  Claim,  that estimated amount will constitute either the Allowed  Amount of such Claim or Interest or a maximum  limitation  on such Claim or Interest,  as  determined by the  Bankruptcy  Court.  If the estimated amount  constitutes a maximum  limitation on such Claim or Interest,  the Debtors or Liquidating  Trustee may elect to pursue any  supplemental  proceedings to object to any ultimate  payment on account of such Claim or Interest.  All of these  objection and resolution  procedures  are  cumulative and not  necessarily exclusive of one another.  In addition to seeking  estimation of Claims as provided in this Section  9.05,  the Debtors or  Liquidating  Trustee may resolve or adjudicate  any  Disputed  Claim in the  manner in which the amount of such Claim and the  rights of the  Holder of such  Claim  would  have been  resolved  or adjudicated  if this  Chapter 11 Case had not been  commenced.  Claims may be  subsequently  compromised,  settled,  withdrawn  or  resolved  by the Debtors or
Liquidating Trustee pursuant to Section 9.06 herein.

Section 9.06......Resolution of Disputed  Claims and Interests.  Unless agreed to otherwise,  prior to the Effective  Date, the Debtors or the Committee  shall have the right (i) to initiate and prosecute any  objections to Claims  against or any Interests in the Debtors or the Estates,  (ii) to request  estimation of each such Claim or Interest  pursuant to Section 9.05 of the Plan,  (iii) to litigate any objection to Final Order,  (iv) to settle or to compromise  any Claim or Interest  (but not to allow any  Interest)  or (v) to withdraw  any  objection to any Claim or Interest.  After the  Effective  Date,  all such rights shall belong to the Liquidating Trust.

ARTICLE X.........

                                                     BAR DATES FOR UNSECURED CLAIMS, ADMINISTRATIVE CLAIMS
                                                                    AND PROFESSIONAL CLAIMS

Section 10.01.....Effect of Bar Date for Claims.  Except as provided in Section 7.02 hereof with respect to  executory  contracts  and  unexpired  leases,  any
Holder of a Claim  against the Debtors  arising  prior to or which may be deemed to have arisen  prior to the  Petition  Date that failed to File such Proof of
Claim on or before the Bar Date shall be forever barred,  estopped and enjoined from asserting such Claims (or Filing Proofs of Claim with respect  thereof) in any manner against the Debtors'  Estates,  the  Liquidating  Trust or their Property or assets,  and the Debtors'  Estates and the  Liquidating  Trust shall be forever  discharged  from all  indebtedness  or  liability  with  respect to such  Claims,  and such  Holders  shall not be permitted to vote on the Plan or to participate in any  Distribution in the Chapter 11 Cases on account of such Claims or to receive  further  notices  regarding such Claims and shall be bound by the terms of the Plan.  In the event the Debtors  amend their  Schedules,  the Debtors  shall give notice of any  amendment  to the Holders of Claims  affected thereby and such  Holders  shall be afforded  thirty (30) days from the date such notice is given (or such other time period as may be fixed by the  Bankruptcy
Court) to File Proofs of Claim, if necessary, or be forever barred from doing so.

Section 10.02.....Bar Date for Certain  Administrative  Claims.  With the exception of applications  for  compensation  for fees and  reimbursement of expenses
Filed by Holders of  Professional  Claims for services  rendered on or before the Effective Date as specified in Section 10.03 hereof,  and except as otherwise set forth herein or in an order of the Bankruptcy  Court regarding a specific Claim, all requests for payment of  Administrative  Claims (or any other means of preserving and obtaining payment of Administrative  Claims found to be effective by the Bankruptcy  Court) shall have been Filed by the  Administrative  Claims
Bar Date; provided,  however,  that no such request or application need be Filed with respect to (i) U.S. Trustee's Fee Claims; and (ii) any Claims held by any other party as to whom an order of the Bankruptcy Court has been entered approving a later bar date for Filing  Administrative  Claims against the Debtors.  If requests for payment of  Administrative  Claims are not timely Filed, the Holders of such Claims shall be forever barred,  estopped and enjoined from asserting such Claims in any manner against the Debtors, the Liquidating Trust or their Properties or assets.

Section 10.03.....Bar Date for  Professionals.  Final  applications  for  compensation  for  services  rendered  and  reimbursement  of  expenses  incurred  by
Professionals  (i) from the later of the Petition  Date or the date as of which  retention was approved  through the Effective  Date or (ii) at any time during the Chapter 11 Cases when such  compensation is sought pursuant to sections  503(b)(3)  through (b)(5) of the Bankruptcy Code, shall be Filed no later than the
"Deadline  for Fee  Applications"  as set forth in the Order (i) Fixing Time for Filing  Proofs of Claim;  (ii)  Establishing  a Deadline for Filing a Plan and
Disclosure  Statement;  (iii)  Scheduling  Hearing on Approval of Disclosure  Statement;  (iv) Scheduling  Hearing on Disclosure  Statement;  (v)  Establishing
Disclosure  Statement Hearing  Procedures;  (vi) Setting Time to File Fee  Applications;  and (vii)  Establishing  Claims Bar Date (Docket No. 70) and shall be served on the parties  identified  therein.  The Professionals or the Debtors may seek extensions of such deadline  Applications that are not timely Filed will not be considered by the Bankruptcy  Court.  The Liquidating  Trust may pay its  professional  fees and expenses  incurred after the Effective Date without any application to the Bankruptcy Court.

Section 10.04.....Certain  Claims  of PEI  under  Asset  Purchase  Agreement.  Except  as  provided  in  Section  13.02 of the Plan  and any  provision  of the
Confirmation  Order with respect to exculpation  under section 1125(e) of the Bankruptcy  Code,  nothing shall limit any claims of PEI under the Asset Purchase
Agreement,  whether  arising before or after the Effective  Date,  including  without  limitation  any potential  indemnity  claims against the Debtors,  their
Estates,  or assets of the Liquidating  Trust under Section 9.02 of the Asset Purchase  Agreement.  In addition to the foregoing and provided that PEI complies with all requirements and deadlines of the Asset Purchase Agreement,  PEI shall not be required to file any asserted  administrative  claim arising under or in connection with the Asset Purchase Agreement by the Administrative Claims Bar Date established by previous order of the Court.

ARTICLE XI........

                                                                   CONSUMMATION OF THE PLAN

Section 11.01.....Confirmation  Order.  The  Confirmation  Order shall be in form and substance  satisfactory  to the Debtors and the Committee and approve all provisions, terms and conditions of the Plan.

Section 11.02.....Conditions to  Effectiveness  of the Plan. The following  conditions  must occur and be satisfied or waived (if waivable) by both the Debtors and the Committee on or prior to the Effective Date:

         a.       the Confirmation  Order providing the protections  contemplated in Article 13 of the Plan (in form and substance  reasonably  satisfactory to the Debtors and the Committee) shall have become a Final Order;  provided,  however,  that the Debtors and the Committee shall have the right to jointly, not separately, waive the requirement that the Confirmation Order shall have become a Final Order;

         b.       no order shall have been entered and shall remain in effect restraining the Debtors from consummating the Plan;

         c.       all fees and  expenses of the  Professionals  approved by the  Bankruptcy  Court or  otherwise  due and  payable  pursuant to  court-approved
                  Professionals' fees procedures shall have been paid in full; and

         d.       all  documents  required to implement the Plan,  including,  without  limitation,  the Plan  Documents,  shall have been executed in form and substance reasonably satisfactory to the Debtors and the Committee.

ARTICLE XII.......

                                                                   OPERATION OF THE DEBTORS

Section 12.01.....Continuation  of Business.  In accordance  with, and subject to, the provisions of the Plan, the Asset Purchase  Agreement as approved by the
Bankruptcy Court, and the Liquidating Trust Agreement, the Debtors shall not transact business after the Effective Date.

ARTICLE XIII......

                                                                    EFFECTS OF CONFIRMATION

Section 13.01.....Releases.  Provided the Debtors perform their  obligations to the Holders of Allowed Class 3 Claims,  those claimants will be forever barred, expunged and estopped from asserting such Claim in any manner against the Debtors' Estates and their Properties and assets.

Section 13.02.....Exculpation.  To the extent the Debtors,  members of the Committee (and each of their  respective  Affiliated  Entities,  agents,  directors, officers,  employees,  advisors,  and attorneys)  have  participated  in good faith and in compliance with section 1125(e) of the Bankruptcy Code and all other applicable  provisions of the Bankruptcy  Code with regard to  distributions  under the Plan, and they shall not have or incur any liability to any Holder of a
Claim or Interest for any act taken or omission  occurring on or after the  Petition  Date in  connection  with or related to the  Debtors,  included,  but not limited to:

(i)      the administration of the Chapter 11 Cases;

(ii)     the operation of the Debtors during the pendency of the Chapter 11 Cases;

(iii)    formulating,  preparing,  disseminating,  implementing,  confirming, consummating or administrating the Plan (including solicitation of acceptances or rejections);

(iv)     the Disclosure  Statement or any contract,  instrument,  settlement or other  agreement or document  entered into or any taking taken or omitted to be taken with the Plan

(v)      any Distribution made pursuant to the Plan;

except for acts  constituting  willful  misconduct or gross  negligence,  and in all respects such parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities in the Chapter 11 Cases.

Section 13.03.....Release  of Liens.  The  Holders  of Liens  satisfied,  discharged  and  released  under the Plan  shall  execute  any and all  documentation reasonably  requested by the Debtors  evidencing the satisfaction,  discharge and release of such Liens.  However,  upon the failure of such Holders to execute such documents,  the Debtors or the Liquidating Trustee are hereby authorized to execute,  deliver,  file or record such documents to effectuate the release of such Liens.

Section 13.04.....Term of Injunctions or Stays.  Unless otherwise  provided herein or in the  Confirmation  Order, all injunctions or stays provided for in the
Chapter 11 Cases under sections 105(a) or 362 of the Bankruptcy Code, or otherwise,  and in existence on the Confirmation  Date, shall remain in full force and effect until the Effective Date and thereafter, to the extent required, to enforce the terms and provisions of the Plan.

Section 13.05.....Preservation of Insurance.  Except as necessary to be consistent with the Plan, the Plan shall not diminish or impair the  enforceability  of insurance policies that may cover Claims against the Debtors or any other Person or entity.

Section 13.06.....Guaranties.  Notwithstanding  the existence of guaranties by the Debtors of  obligations  of any entity or entities,  and the Debtors'  joint obligations  with another  entity or entities with respect to the same  obligations,  all Claims  against the Debtors based upon any such  guaranties  shall be satisfied,  discharged  and released in the manner  provided in the Plan and the Holders of Claims shall be entitled to only one  distribution  with respect to any given obligation of the Debtors.

Section 13.07.....Waiver of  Subordination  Rights.  Any  Distributions  under the Plan shall be received and retained free of and from any obligations to hold or transfer  the same to any other  Creditor,  and shall not be subject to levy,  garnishment,  attachment  or other  legal  process by any Holder by reason of claimed contractual subordination rights.

Section 13.08.....No  Successor  Liability.  Except as  otherwise  expressly  provided  in the Plan,  the  Debtors'  Estates  do not,  pursuant  to the Plan or otherwise,  assume,  agree to perform,  pay, or indemnify  Creditors or otherwise have any  responsibilities  for any liabilities or obligations of the Debtors relating to or arising out of the  operations  of or assets of the Debtors,  whether  arising  prior to, on, or after the  Confirmation  Date,  except that the
Debtors' Estates shall assume the obligations specified in the Plan and the Confirmation Order.

Section 13.09.....Discharge of the Debtors'  Estates and Injunction.  All  consideration  Distributed  under the Plan shall be in exchange for, and in complete satisfaction,  settlement,  discharge,  and release of, all Claims of any nature  whatsoever  against the  Debtors'  Estates or against any of their  assets or
Properties  arising  on or before  the  Effective  Date.  Except  as  otherwise  expressly  provided  in the Plan or in the  Confirmation  Order,  entry of the
Confirmation Order shall act as a discharge of all Claims against,  and Interests in, each of the Debtors' Estates,  such Debtors' assets, and their respective
Properties,  arising at any time before the entry of the Confirmation Order,  regardless of whether a Proof of Claim therefore was filed,  whether the Claim is
Allowed,  or whether the Holder thereof votes to accept the Plan or is entitled to receive a Distribution  thereunder.  Upon entry of the  Confirmation  Order, any Holder of such discharged  Claim or Interest shall be precluded from asserting  against the Debtors' Estates or any of their assets or properties any other or further  Claim or Interest  based upon any document,  instrument,  act,  omission,  transaction,  or other  activity of any kind or nature that occurred the
Effective Date. The Confirmation  Order shall be a judicial  determination of discharge of all liabilities of the Debtors'  Estates,  subject to the occurrence of the Effective Date.

Except as otherwise  expressly  provided in the Plan or in the Confirmation  Order,  all Persons who have held, hold, or may hold Claims against,  or Interests in, any of the Debtors are permanently  enjoined,  on and after the Effective Date, from taking any of the following actions against any Debtors' Estates,  the
Liquidating  Trust,  the United  States  Trustee,  or any of their  property on account of any such Claims or  Interests:  (i)  commencing or continuing in any manner or in any place,  an action or other  proceeding  of any kind with respect to any such Claim or Interest,  (ii)  enforcing,  attaching,  collecting,  or recovering in any manner or means any judgment,  award,  decree, or order on account of any such Claim or Interest,  (iii) creating,  perfecting,  or enforcing any lien or encumbrance of any kind,  (iv) asserting any right of setoff,  subrogation,  or recoupment of any kind against any debt,  liability,  or obligation due from any Debtor or against the Property or interests in Property of any Debtor on account of any such Claim or Interest,  and (v)  commencing or continuing any action or proceeding,  in any manner or in any place that does not comply with or is inconsistent with the provisions of the Plan; provided,  however, that nothing contained in the Plan shall preclude such Persons from exercising their rights pursuant to and consistent with the terms of the Plan.

Except as provided in Section 13.10 below and excluding the  Liquidating  Trust as successor to the Debtors,  the Debtors'  reorganization  proceedings and the
Plan shall not  discharge,  exculpate,  release,  or relieve any  nondebtor  from any  liability  under ERISA with respect to the Savane Plan.  Notwithstanding anything to the contrary  contained  herein,  neither the PBGC nor any other party shall be enjoined or  otherwise  precluded  from  enforcing  such  liability against nondebtor parties with respect to the Savane Plan.  The Debtors are not aware of any such claims.

Section 13.10.....Release of Robin Cohan.  If no action or proceeding has been  commenced by the Committee  naming her as a defendant,  on the Effective  Date, effective as of the Confirmation Date, and except as otherwise provided herein or in the Confirmation  Order, for good and valuable  consideration  (including, but not  limited to, her  willingness  to provide  continuing  assistance  to the Debtors and the  Liquidating  Trustee at  reasonably  agreeable  times and at reasonably  agreeable  compensation to, inter alia (i) maintain the efficient  operation and administration of the Debtors and their respective  estates,  (ii)
assist the orderly  transition  and transfer of Trust Assets into the  Liquidating  Trust and (iii)  provide  other  necessary  and  substantial  financial and coordination and supervision of tax-related  services to the Debtors and the Liquidating  Trustee  furtherance of the purposes of the Liquidating  Trust) Robin
Cohan shall be released from any and all claims,  obligations,  suits, judgments,  damages,  demands, debts, rights, causes of action, and liabilities,  in any way relating to the Debtors,  the Chapter 11 Cases,  the pursuit of Confirmation of the Plan, the consummation of the Plan, the  administration  of the Plan or the property to be distributed under the Plan or the Liquidating Trust,  which the Debtors,  the Liquidating Trust or any Holder of a Claim against or Interest in the Debtors may be entitled to assert,  whether for tort, fraud,  contract,  violations of federal or state securities law, or otherwise,  whether direct or derivative,  liquidated or unliquidated,  fixed or contingent,  matured or unmatured, known or unknown, foreseen or unforeseen,  existing or hereafter arising, in law or in equity or otherwise based in whole or in part upon any act or omission,  transaction,  event or other  occurrence  taking place on or prior to the
Confirmation  Date;  provided,  however,  that nothing  herein shall  release,  or deemed to be a release of, any obligation of the Debtors (or any insurer) to indemnify its current and former board of directors or officers under their respective organizational documents,  by-laws,  indemnification policies, state law or any other agreement.

ARTICLE XIV.......

                                                                     CREDITORS' COMMITTEE

Section 14.01.....Dissolution of the Committee.  On the Effective  Date, the Committee  shall be  automatically  dissolved and all members,  Professionals  and agents of such Committee shall be deemed released of their duties,  responsibilities  and  obligations,  and shall be without further duties,  responsibilities and authority in connection with the Debtors, the Chapter 11 Cases, the Plan or its implementation.

ARTICLE XV........

                                                                   RETENTION OF JURISDICTION

Section 15.01.....Exclusive  Jurisdiction of Bankruptcy Court.  Notwithstanding  the entry of the Confirmation  Order and the occurrence of the Effective Date, the  Bankruptcy  Court shall retain after the Effective  Date exclusive  jurisdiction  of all matters  arising out of, arising in or related to, the Chapter 11
Cases, to the fullest extent permitted by applicable law, including jurisdiction to:

a.       allow, disallow, determine,  liquidate,  classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest (whether
                  Filed before or after the Effective Date and whether or not contingent, Disputed or unliquidated),  including the compromise,  settlement and resolution of any request for payment of any  Administrative  Claim or Priority  Claim,  the resolution of any Objections to the allowance or priority of Claims or Interests and the  resolution of any dispute as to the  treatment  necessary to reinstate a Claim  pursuant to the Plan and to hear and determine any other issue  presented  hereby or arising  hereunder,  including  during the pendency of any appeal relating to any objection to such Claim or Interest (to the extent permitted under applicable law);

b.       grant or deny any  applications for allowance of compensation or  reimbursement  of expenses  authorized  pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

c.       hear and determine  motions,  applications,  adversary  proceedings,  contested matters and other litigated matters pending on, Filed on, or commenced after the Effective Date including  proceedings  with respect to the rights of the Liquidating  Trust to recover Property under sections 542,
                  543 or 553 of the Bankruptcy Code, or of the Liquidating  Trust to bring any Cause of Action,  or to otherwise  collect or recover on account of any claim or Cause of Action that the Debtors may have or retain;

d.       determine and resolve any matters  related to the assumption,  assumption and assignment or rejection of any executory  contract or unexpired lease to which the Debtors are a party or with respect to which the Debtors may be liable,  and to hear,  determine  and, if necessary,  liquidate any
                  Claims arising therefrom;

e.       to ensure that all payments due under the Plan and  performance  of the  provisions of the Plan are  accomplished  as provided  herein and resolve any issues relating to distributions to the Holders of Allowed Claims pursuant to the provisions of the Plan;

f.       construe,  and take any action and issue such orders,  as may be necessary for the  enforcement;  implementation,  execution and  consummation of, the
                  Plan and all instruments,  releases,  indentures and other agreements or documents  created in connection with the Plan,  including,  without limitation,  the Disclosure  Statement and the  Confirmation  Order,  for the  maintenance of the integrity of the Plan and protection of the
                  Debtors in accordance with sections 524 and 1141 of the Bankruptcy Code following consummation;

g.       determine and resolve any cases, controversies, suits or disputes that may arise in connection with the consummation,  interpretation,  implementation or enforcement of the Plan (and all Exhibits to the Plan) or the Confirmation Order, and the  indemnification  and injunction  provisions set forth in and contemplated by the Plan or the Confirmation  Order, or any entity's rights arising under or obligations  incurred in connection therewith;

h.       modify the Plan before or after the Effective Date pursuant to section 1127 of the  Bankruptcy  Code and Section 16.04 hereof or modify the Disclosure
                  Statement, the Confirmation Order or any contract,  instrument,  release, indenture or other agreement or document created in connection with the Plan,  the  Disclosure  Statement or the  Confirmation  Order,  or remedy any defect or omission or reconcile  any  inconsistency  in any
                  Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract,  instrument,  release, indenture or other agreement or document  created in connection  with the Plan, the Disclosure  Statement or the  Confirmation  Order,  in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code, and the Plan;

i.       issue  injunctions,  enter and implement  other orders or take such other actions as may be necessary or appropriate to restrain  interference  by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

j.       enter and implement such orders as are necessary or appropriate if the Confirmation  Order is for any reason modified,  stayed,  reversed,  revoked or vacated;

k.       determine any other  matters that may arise in connection  with or relating to the Plan,  the  Disclosure  Statement,  the  Confirmation  Order or any
                  contract,  instrument,  release,  indenture or other agreement or document  created in connection with the Plan, the Disclosure  Statement or the Confirmation Order, except as otherwise provided in the Plan;

l.       determine such other matters as may be provided for in the Confirmation Order;

m.       hear and determine any other matters related hereto and not inconsistent with chapter 11 of the Bankruptcy Code;

n.       continue to enforce the automatic stay through the Effective Date;

o.       hear and determine (A) disputes arising in connection with the  interpretation,  implementation  or enforcement of the Plan or (B) issues presented or arising under the Plan,  including disputes among Holders and arising under agreements,  documents or instruments executed in connection with the Plan;

p.       enter a final decree closing the Chapter 11 Cases or converting them to Chapter 7 cases;

q.       determine and resolve controversies related to the Liquidating Trust;

r.       (1) interpret,  implement and enforce the terms and provisions of the Sale Order (including the injunctive  relief provided in the Sale Order) and the terms of the Asset  Purchase  Agreement;  (2) protect  PEI, or any of the  Purchased  Assets,  from and against any of the Liens,  Claims and
                  Interests;  (3) compel  delivery of all Purchased  Assets to PEI;  (4) resolve  any disputes  arising under or related to the Asset  Purchase
                  Agreement,  the sale or the  transactions  thereunder,  or PEI's  peaceful use and enjoyment of the Purchased  Assets prior to entry of Final
                  Decrees in the Chapter 11 cases; (5) adjudicate all issues  concerning  (alleged)  pre-closing  Liens and any other (alleged)  interest(s) in and to the Purchased Assets,  including the extent, validity,  enforceability,  priority and nature of all such (alleged) Liens and any other
                  (alleged)  interest(s);  (6) adjudicate any and all issues and/or disputes relating to the Debtors' or Liquidating  Trustee's right, title or interest in the Purchased Assets and the proceeds thereof,  the Sale Order and/or the Asset Purchase  Agreement;  and, (7) adjudicate any and all remaining issues concerning the Debtors' or Liquidating  Trustee's rights and authority to assume and assign the executory  contracts and unexpired  leases  assumed  and  assigned  pursuant  to the Asset  Purchase  Agreement  and the Sale  Order and the  Purchaser's  rights  and obligations with respect to such assignment and the existence of any default under any such contract or lease;

s.       enter any orders necessary to effectuate the transactions contemplated in the Plan; and

t.       hear and determine any other matter relating to the Plan.

Section 15.02.....Non-Exclusive  Jurisdiction of Bankruptcy Court.  Following the Effective Date, the Bankruptcy Court will retain  non-exclusive  jurisdiction of the Chapter 11 Cases to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

a.       recover all assets of the Debtors and Property of their Estates, wherever located;

b.       hear and determine any motions or contested  matters  involving  taxes,  tax refunds,  tax attributes and tax benefits and similar or related  matters with respect to the Debtors or the Debtors'  Estate  arising prior to the Effective Date or relating to the period of  administration  of the
                  Chapter 11 Case, including,  without limitation,  matters concerning federal, state and local taxes in accordance, with sections 346, 505 and
                  1146 of the Bankruptcy Code; and

c.       hear any other matter not inconsistent with the Bankruptcy Code.

Section 15.03.....Failure  of  Bankruptcy  Court to  Exercise  Jurisdiction.  If the  Bankruptcy  Court  abstains  from  exercising  or  declines  to  exercise jurisdiction  over any matter arising under,  arising in or related to the Debtors,  including with respect to the matters set forth above in Section 15.01 and
Section 15.02 hereof,  this Article XV shall not prohibit or limit the exercise of jurisdiction by any other court having competent  jurisdiction  with respect to such subject matter.

ARTICLE XVI.......

                                                                   MISCELLANEOUS PROVISIONS

Section 16.01.....Binding  Effect of the Plan.  The  provisions  of the Plan shall be binding  upon and inure to the benefit of the Debtors,  the Estates,  any
Holder of any Claim or Interest treated herein or any Person named or referred to in the Plan, and each of their respective heirs,  executors,  administrators, representatives,  predecessors,  successors,  assigns, agents, officers and directors, and, to the fullest extent permitted under the Bankruptcy Code and other applicable law, each other Person affected by the Plan.

Section 16.02.....Withdrawal  of the  Plan.  The  Debtors,  with the  consent  of the  Committee,  reserve  the  right,  at any time  prior to the  substantial consummation  (as that term is defined in section  1101(2) of the  Bankruptcy  Code) of the Plan,  to revoke or  withdraw  the Plan.  If the Plan is revoked or withdrawn or if the Confirmation  Date does not occur, the Plan shall be null and void and have no force and effect.  In such event,  nothing  contained herein shall be deemed to  constitute  a waiver or release of any Claim by or against the Debtors or any other  Person or to prejudice in any manner the rights of the
Debtors or any Person in any further proceedings involving the Debtors.

Section 16.03.....Corporate  Action.  On the Effective Date, all matters provided for under the Plan that would otherwise  require approval of the stockholders or  directors  of one or more of the  Debtors  shall be deemed to have  occurred  and shall be in effect  from and after the  Effective  Date  pursuant  to the applicable  general  corporation  law of the states in which the Debtors are  incorporated,  without any  requirement of further action by the  stockholders or directors of the Debtors.

Section 16.04.....Final Order.  Except as otherwise  expressly  provided in the Plan,  any  requirement  in the Plan for a Final Order may be waived by (i) the
Debtors with consent of the Committee or (ii) the  Liquidating  Trustee upon written notice to the Bankruptcy  Court.  No such waiver shall prejudice the right of any party in interest to seek a stay pending appeal of any order that is not a Final Order.

Section 16.05.....Modification  of the Plan.  The Debtors,  with the consent of the  Committee,  may alter,  amend or modify the Plan under section 1127 of the
Bankruptcy Code or as otherwise  permitted at any time prior to the Confirmation  Date. After the Confirmation  Date and prior to the substantial  consummation of the Plan,  and in accordance  with the  provisions of section  1127(b) of the  Bankruptcy  Code and the  Bankruptcy  Rules,  the Debtors with consent of the
Committee,  and any party in interest  may, so long as the  treatment of Holders of Claims or Interests  under the Plan is not  adversely  affected,  institute proceedings  in the  Bankruptcy  Court to remedy any defect or omission or to  reconcile  any  inconsistencies  in the Plan,  the  Disclosure  Statement or the
Confirmation  Order and any other  matters as may be  necessary  to carry out the purposes  and effects of the Plan;  provided,  however,  prior notice of such proceedings shall be served in accordance with Bankruptcy Rule 2002.

Section 16.06.....Severability.  Should the Bankruptcy  Court determine,  prior to the  Confirmation  Date, that any provision of the Plan is either illegal on its face or illegal as applied to any Claim or Interest,  such  provision  shall be  unenforceable  as to all Holders of Claims or Interests or to the specific
Holder of such Claim or Interest,  as the case may be, as to which the provision is illegal.  Unless  otherwise  determined  by the  Bankruptcy  Court,  such a determination  of  unenforceability  shall in no way limit or affect the  enforceability  and operative  effect of any other provision of the Plan. The Debtors reserves the right not to proceed with Confirmation or consummation of the Plan if any such ruling occurs.

Section 16.07.....Governing Law.  EXCEPT TO THE EXTENT THAT (i) THE BANKRUPTCY CODE OR THE BANKRUPTCY  RULES OR OTHER FEDERAL LAWS ARE APPLICABLE,  OR (ii) THE
PROVISIONS OF ANY CONTRACT,  INSTRUMENT,  RELEASE OR OTHER  AGREEMENT OR DOCUMENT  ENTERED INTO IN CONNECTION WITH THE PLAN PROVIDE THAT THE LAW OF A DIFFERENT
JURISDICTION  SHALL GOVERN,  THE  CONSTRUCTION,  IMPLEMENTATION  AND  ENFORCEMENT  OF THE PLAN AND ALL RIGHTS AND  OBLIGATIONS  ARISING UNDER THE PLAN SHALL BE
GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE  WITH,  THE LAWS OF THE STATE OF FLORIDA,  WITHOUT  GIVING EFFECT TO  CONFLICTS-OF-LAW  PRINCIPLES  WHICH
WOULD APPLY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF FLORIDA OR THE UNITED STATES OF AMERICA.

Section 16.08.....Payment of Statutory  Fees. The Debtors or the  Liquidating  Trust,  as the case may be, shall pay all U.S.  Trustee Fees, in accordance with the terms of the Plan, until such time as the Bankruptcy Court enters a final decree closing each of the Debtors' cases.

Section 16.09.....Notices.  Any notice  required or  permitted  to be  provided  under the Plan shall be in writing  and served by either (i)  certified  mail, return receipt requested, postage prepaid, (ii) hand delivery, or (iii) reputable overnight delivery service, freight prepaid, upon the following:

         To the Debtors:

                  TSLC I, INC.
                  Attn.: Denise D. Dell-Powell, Esquire
                  Akerman Senterfitt
                  Citrus Center, 17th Floor
                  255 South Orange Avenue
                  P. O. Box 231 (32802-231)
                  Orlando, FL  32801
                  Telephone:   407-843-7860
                  Facsimile:    407-843-6610

         With a copy to Debtors' counsel:

                  AKERMAN SENTERFITT
                  Denise D. Dell-Powell Esquire
                  Florida Bar No.: 0890472
                  Erik P. Kimball, Esquire
                  Florida Bar No.: 0131334
                  Citrus Center, 17th Floor
                  255 South Orange Avenue
                  Post Office Box 231  (32802-0231)
                  Orlando, Florida 32801
                  Telephone: (407) 843-7860
                  Facsimile: (407) 843-6610

                  With a copy to the following interested parties:

                  Office of the U.S. Trustee
                  501 E. Polk Street, Suite 1200
                  Tampa, FL 33602-3945
                  Attention:  Brian Lambers, Esquire
                  Telephone: (813) 228-2137
                  Facsimile: (813) 228-2303

                  Stroock & Stroock & Lavan LLP
                  Counsel for the Official Committee of Unsecured Creditors and the Liquidating Trust
                  Michael J. Sage, Esquire
                  Shannon Lowry Nagle, Esquire
                  180 Maiden Lane
                  New York, New York  10038-4982
                  Telephone:  (212) 806-5400
                  Facsimile:  (212) 806-6006

                  Fowler White Boggs Banker, P.A.
                  Co-Counsel for the Official Committee of Unsecured Creditors
                  Donald R. Kirk, Esquire
                  501 East Kennedy Blvd.
                  Tampa, Florida 33602
                  Telephone:  (813) 222-1162
                  Facsimile:  (813) 229-8313

Section 16.10.....Filing of  Additional  Documents.  On or before the  Effective  Date of the Plan,  the Debtors  with consent of the  Committee,  shall issue, execute,  deliver,  and File with the Bankruptcy  Court or record any agreements and other  documents and take any action as may be necessary or appropriate to effectuate, consummate and further evidence the terms and conditions of the Plan.

Section 16.11.....Time.  Unless  otherwise  specified  herein,  in computing any period of time  prescribed or allowed by the Plan, the day of the act or event from which the designated  period begins to run shall not be included.  The last day of the period so computed  shall be included,  unless it is not a Business
Day, in which event the period runs until the end of next  succeeding  day that is a Business Day.  Otherwise,  the  provisions  of Bankruptcy  Rule 9006 shall apply.

Section 16.12.....No Attorneys'  Fees. No attorneys'  fees will be paid by the Debtors or the  Liquidating  Trust with respect to any Claim or Interest  except as expressly specified herein or Allowed by a Final Order of the Bankruptcy Court.

Section 16.13.....Defenses  with  Respect to  Unimpaired  Claims.  Except as  otherwise  provided in the Plan,  nothing  shall  affect the rights and legal and equitable  defenses of the Debtors or the Liquidating  Trust,  with respect to any Unimpaired  Claim,  including,  but not limited to, all rights in respect of legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

Section 16.14.....No  Injunctive  Relief.  No Claim or  Interest  shall under any  circumstances  be entitled  to  specific  performance  or other  injunctive, equitable or other prospective relief against the Debtors' Estates.

Section 16.15.....No Admissions.  Notwithstanding  anything herein to the contrary,  nothing  contained in the Plan shall be deemed an admission by the Debtors with respect to any matter set forth herein,  including,  without limitation,  liability on any Claim or Interest or the propriety of any classification of any
Claim or Interest.

Section 16.16.....Entire  Agreement.  The Plan sets forth the entire agreement and undertakings  relating to the subject matter hereof and supersedes all prior discussions and documents. The Debtors shall not be bound by any terms, conditions,  definitions,  warranties,  understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein or as may hereafter be agreed to by the parties in writing.

Section 16.17.....Waiver.  The  Debtors,  with the  consent of the  Committee,  reserve  their  rights to waive any  provision  of the Plan to the extent  such provision is for the sole benefit of the Debtors.

Section 16.18.....Plan Supplement.  Any and all exhibits,  lists or schedules not Filed with the Plan or the Disclosure  Statement shall be contained in a Plan
Supplement and Filed with the Bankruptcy Court not later than five (5) Business Days prior to the commencement of the  Confirmation  Hearing.  Upon it's Filing
with the  Bankruptcy  Court,  the Plan  Supplement may be inspected in the office of the clerk of the  Bankruptcy  Court during normal court hours.  Holders of
Claims or Interests  may obtain a copy of the Plan  Supplement  upon written  request to counsel to the Debtors at the  addresses set forth in Section 16.08 of the Plan.

ARTICLE XVII......

                                                                     CONFIRMATION REQUEST

         The Debtors  hereby  request  confirmation  of the Plan  pursuant to section  1129(a) or, in the event that the Plan is not  accepted by each of those
Classes of Claims or Interests entitled to vote, section 1129(b) of the Bankruptcy Code.

Dated:  April 6, 2005

                                         TSLC I, INC.
                                         TSLC III, INC.
                                         TSLC IV, INC.
                                         TSLC V, INC.
                                         TSLC VI, INC.
                                         TSLC VII, INC.

                                         By:      /s/ Michal Kagan
                                                  Michael Kagan
                                                  Chief Executive Officer

                                         Respectfully submitted,

                                         AKERMAN SENTERFITT

                                         By:      /s/ Denise D. Dell-Powell
                                                  Denise D. Dell-Powell, Esquire
                                                  Florida Bar No.: 0890472
                                                  Erik P. Kimball, Esquire
                                                  Florida Bar No.: 0131334
                                                  Citrus Center, 17th Floor
                                                  255 South Orange Avenue
                                                  Post Office Box 231
                                                  Orlando, Florida 32802-0231
                                                  Phone: (407) 843-7860
                                                  Facsimile: (407) 843-6610

                                                  and

                                                  Michael P. Horan, Esquire
                                                  Florida Bar No.: 0307741
                                                  Wachovia Center, Suite 1500
                                                  P. O. Box 3273
                                                  Tampa, Florida  33601-3273
                                                  Telephone:  (813) 223-3273
                                                  Facsimile:  (813) 223-2837